Exhibit 99.1

ALLIANT ENERGY CORPORATION
401(k) SAVINGS PLAN

(As Amended and Restated Effective January 1, 2016)

- i -

(continued)

- ii -

(continued)

- iii -

(continued)

- iv -

ARTICLE I. INTRODUCTION

1.1
Establishment and Purpose. Effective May 29, 1998 the Interstate Power Company 401(k) Plan and IES Industries Inc. Employee Savings Plan were merged into the Wisconsin Power and Light Company Employees’ Retirement Savings Plan, with the merged plan renamed the Interstate Energy Corporation 401(k) Savings Plan. The Plan was renamed the Alliant Energy Corporation 401(k) Savings Plan effective June 30, 1999 and was amended in various respects prior to this restatement. Effective July 1, 2011, the IES Employee Stock Ownership Plan was merged into the Alliant Energy Corporation 401(k) Savings Plan (the “IES Merger”) and the accounts of the IES Employee Stock Ownership Plan were merged into the following accounts: the Pre-87 After Tax Account (consisting of contributions of shares of Company Stock purchased with employee contributions for Plan Years ending prior to January 1, 1983) and the Rollover Account (consisting of contributions of shares of Company Stock purchased with employer contributions for Plan Years ending prior to January 1, 1987). The purpose of the Plan is to encourage savings and to provide tax-effective compensation to eligible employees. The provisions of the Plan as amended and restated effective January 1, 2016 relating to eligibility, vesting and benefits entitlement shall apply solely to any person who completes an hour of service as an eligible employee on or after such date. The rights and benefits of any person generally shall be governed by the terms of the Plan as in effect at the time such person ceases to be an eligible employee.

1.2
Legal Requirements. The Plan is intended to be a profit sharing plan, a stock bonus plan and an employee stock ownership plan as defined by the Code. The portion of the Plan invested in the Alliant Energy Stock Fund is intended to be a stock bonus plan and is also an employee stock ownership plan. The remainder of the Plan is intended to be a profit sharing plan. The Plan and the Trust Fund are intended to qualify under the appropriate sections of the Code.

1.3
Absence of Guarantee. None of the Committee, the Investment Committee, the Trustee, the Corporation, or the Company in any way guarantees the Trust Fund against loss or depreciation. The Company does not guarantee any payment to any person. The liability of the Company, the Trustee, the Corporation, the Committee, and the Investment Committee to make any payment under the Plan will be limited to the assets in the Trust Fund which are available for that purpose.

1.4
Employment Rights. The Plan shall not constitute a contract of employment with any employee. Participation in the Plan will not give any Participant the right to be retained in the employ of the Company, nor any right or claim to any distribution under the Plan, unless such claim has specifically accrued under the terms of the Plan.

1.5
Litigation by Participants. To the extent permitted by law, if a legal action begun against the Trustee, the Corporation, the Company, the Committee, or the Investment Committee by or on behalf of any person, results in a decision adverse to that person, or if a legal action arises because of conflicting claims to a Participant’s Account(s) the cost and expense incurred by the Trustee, the Corporation, the Company, the Committee, and the Investment Committee of defending or participating in the action will be charged, to the extent permitted by law, to the sums, if any, which were involved in the action or were payable to the Participant or other person concerned.

1.6	Controlling Law. Except to the extent superseded by federal laws of the United States, the laws of Wisconsin shall be controlling in all matters relating to the Plan.

1.7
Merger or Consolidation of Plan and Trust Fund. Neither the Plan nor the Trust Fund may be merged or consolidated with, nor may its assets and liabilities be transferred to, any other plan or trust, unless each Participant would (if such plan then terminated) be entitled to a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit to which such Participant would have been entitled immediately before the merger, consolidation or transfer (if the Plan had then terminated).

1.8
Gender and Number. Where the context permits, words in the masculine gender shall include the feminine and neuter genders, the single shall include the plural, and the plural shall include the singular.

1.9
Participating Groups and Schedules. The eligible employees are composed of a number of different Participating Groups. As a result of collective bargaining, prior plan benefits, and/or other factors, the substantive provisions vary between the Participating Groups and are reflected in this document (including Schedules) with respect to applicable Accounts. In the event a Participant transfers from one Participating Group to another, except as otherwise provided, assets in a particular Account shall remain in such Account and be subject to the rules applicable for such Account.

ARTICLE II. DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

2.1	Account or Accounts means the record of a Participant’s interest in the Plan, composed of one or more of the following:

•	“EE Contributions Account” (pretax employee contributions made on or after October 1, 2007);

•	“Catch-up Contributions Account” (pretax employee catch-up contributions made on or after October 1, 2007);

•	“EE Roth Contributions Account” (Roth after-tax employee contributions);

•	“Rollover Account” (employee pretax rollover contributions);

•	“Roth Rollover Account” (employee Roth after-tax rollover contributions);

•	“Company Match 6% Account” (Company match contributions at the 6% rate);

•	“Company Match 8% Account” (Company match contributions at the 8% rate);

•	“ER Tier Contributions Account” (Company contributions based on service and age);

•	“1% Cash Employer Contribution Account" (Company contributions at the 1% rate, contributed as cash);

•	“Employer Contribution 1% Account” (Company contributions at the 1% rate, available for diversification);

•	“Pre-87 After Tax Account” (employee after-tax contributions made prior to 1987);

•	“Post-86 After Tax Account” (employee after-tax contributions made after 1986, other than Roth);

•	“Pre-1998 Match Account” (certain Company match contributions made prior to 1998);

•	“ER Contributions Account” (certain Company contributions made prior to October 1, 2007 and certain Company IPL Contributions);

•	“Co Match - IPCBU Account” (certain Company match contributions prior to October 1, 1999);

•	“Prior Co Match Account” (certain Company contributions prior to 1998);

•	“AER Crandic ER Account” (certain Company contributions prior to October 1, 2007);

•
“Employer Contribution Account” (certain Company contributions made pursuant to collective bargaining and certain Company contributions made for Participants who enter into VESP Agreements described in Schedules C and G); and

•	“In-Plan Roth Conversion Account” (defined in subparagraph 5.7(h)).

2.2
Affiliated Company means any corporation or other entity which is treated as a single employer with the Corporation pursuant to Code Section 414(b), (c), (m) or (o), including the Corporation and any other Company.

2.3
Alliant Energy Stock Fund means the Investment Fund described in paragraph 7.3. The Alliant Energy Stock Fund, as in existence from time to time, constitutes the employee stock ownership plan portion of the Plan and is intended to be primarily invested in the Company Stock.

2.4
Beneficiary shall mean the Spouse as of the date of the Participant’s death, if then living, unless an alternative Beneficiary is designated by the Participant and such designation is consented to by the Spouse in accordance with procedures established by the Committee. In the event the Participant is not married or has no living Spouse, Beneficiary shall mean any person designated as such by the Participant on a form supplied by the Committee to receive the benefits payable upon the death of the Participant. If no such designation is in effect at the time of the Participant’s death, or if no designated Beneficiary survives the Participant, the Beneficiary shall be the surviving Spouse and, if none, the Participant’s estate. A Participant may at any time change a designated Beneficiary consistent with the foregoing rules. Except as otherwise provided in a valid beneficiary designation, a Beneficiary living at the death of a Participant may designate his own Beneficiary, and, in the event of death without a valid designation, the next Beneficiary shall be such Beneficiary’s estate. Notwithstanding the foregoing, in the event of the Participant’s divorce, the former Spouse shall cease to be a Beneficiary unless after such divorce the Participant completes a new designation naming such individual as a Beneficiary.

2.5	Code means the Internal Revenue Code of 1986, as amended.

2.6	Committee means the Total Compensation Committee of Alliant Energy Corporation. Such Committee has the responsibility for the administration of the Plan as provided in Article XI.

2.7
Company means collectively, unless the context indicates otherwise, the Corporation, Alliant Energy Corporation, Interstate Power and Light Company, Wisconsin Power and Light Company, Alliant Energy Resources, Inc., Alliant Energy Integrated Services, Inc., Industrial Energy Applications, Inc., Alliant Energy International, Inc., Alliant Energy Investments, Inc., Alliant Energy Transportation, Inc., Transfer Services, Inc., Williams Bulk Transfer Inc., IEI Barge Services, Inc., Cedar Rapids and Iowa City Railway Co., and other Affiliated Companies to which the Plan has been extended by action of the Committee.

2.8	Company Contributions means the contributions made to the Plan by the Company on behalf of a Participant in accordance with paragraph 5.2 and the applicable Schedule.

2.9	Company Stock means the common stock issued by Alliant Energy Corporation that qualifies as employer securities within the meaning of Code Section 409(l).

2.10	Compensation means the following (unless a different definition is identified for a Participating Group in the applicable Schedule):

“Compensation” means for a Participant for the Plan Year with respect to Deferred Cash Contributions and Company Matching Contributions, the aggregate employee payments by the Company of:

(a)	base pay and overtime pay, plus

(b)	such incentive pay, if any, as is identified by the Committee, prior to the payment of any such amount, as includible as “Compensation” hereunder, plus

(c)	supplemental workers’ compensation payments for bargaining employees, plus

(d)	military supplemental pay, plus

(e)	the amount of any salary reduction contributions pursuant to Code Sections 125, 132(f), and 401(k) from the amounts in clauses (a) through (d) above.

“Compensation” means for a Participant for the Plan Year with respect to Company Basic Contributions, the aggregate employee payments by the Company of:

(f)	base pay, plus

(g)
supplemental workers’ compensation payments for bargaining employees (provided, however, that such amounts shall be included in “Compensation” only with respect to Company Basic Contributions that are allocated to the ER Tier Contributions Account or the Employer Contribution 1% Account), plus

(h)	military supplemental pay, plus

(i)	the amount of any salary reduction contributions pursuant to Code Sections 125, 132(f) and 401(k) from the amounts in clauses (f) through (h) above.

The maximum annual compensation taken into account hereunder for purposes of calculating any Participant’s accrued benefit (including the right to any optional benefit) and for all other purposes under the Plan shall be two hundred sixty-five thousand dollars ($265,000) for 2016 or such higher amount permitted pursuant to Code Section 401(a)(17). In no event shall Compensation include any deferrals to, other accruals under or distributions from any nonqualified deferred compensation plan.

2.11	Corporation means Alliant Energy Corporate Services, Inc. or any successor.

2.12
Deferred Cash Contributions means the contributions made to the Plan for a Participant in accordance with the Participant’s contribution (payroll) deduction under Article IV which are either Employee Pretax Contributions or Roth Contributions.

2.13
Disability has the meaning given such term under the Company’s long-term disability plan. Any Participant who satisfies the requirements for benefits under the Company’s long-term disability plan is disabled for purposes of the Plan. The “Disability Date” is the date the Participant is determined to be disabled pursuant to the Company’s long-term disability plan.

2.14
Employee Pretax Contributions means contributions made by the Company on behalf of a Participant on a pretax basis in accordance with the Participant’s election under Article IV in lieu of payment of an equal amount to the Participant as wages.

2.15	ERISA means the Employee Retirement Income Security Act of 1974, as amended.

2.16	Highly Compensated Employee has the meaning set forth in paragraph 5.3.

2.17	In-Plan Roth Conversion has the meaning set forth in paragraph 5.7.

2.18	Investment Committee means the Investment Committee of Alliant Energy Corporation. The Investment Committee has the responsibility for investment functions as provided in Article XI.

2.19	Investment Funds means the investment funds described in paragraph 7.1.

2.20	Participant means an employee who satisfies the participation requirements of Article III.

2.21	Participant Loan Fund means the Investment Fund reflecting any amounts loaned to a Participant pursuant to paragraph 7.4, which is considered a segregated investment fund of the Participant.

2.22	Participating Group means a certain group of employees of the Company who are subject to certain Schedules A through H, as applicable.

2.23	Plan means the “Alliant Energy Corporation 401(k) Savings Plan” as set forth in this document, and as amended from time to time.

2.24	Plan Year means a calendar year which begins on January 1 and ends on December 31.

2.25	Rollover Contributions means a Participant’s contributions as determined under paragraph 5.6.

2.26	Roth Contributions means the contributions made to the Plan by a Participant on an after-tax basis in accordance with the Participant’s election under Article IV.

2.27	Schedule means each of the schedules at the end of this document that explains the provisions applicable to each of the Participating Groups.

2.28
SMEC Transaction means the sale of Interstate Power and Light Company’s Minnesota electric distribution assets pursuant to the Asset Purchase and Sale Agreement by and between Interstate Power and Light Company and Southern Minnesota Energy Cooperative dated September 3, 2013.

2.29	Spouse means the person to whom an individual is legally married for purposes of federal income taxes.

2.30	Trust Agreement means any written agreement establishing a trust for purposes of receiving, holding, investing, and disposing of the Trust Fund.

2.31
Trust Fund means the trust fund established pursuant to a Trust Agreement for purposes of receiving and investing contributions made pursuant to the Plan and for the purpose of paying distributions hereunder. Any such trust fund shall be qualified under Code Section 501(a).

2.32	Trustee means the person acting as trustee under any Trust Agreement.

2.33	Valuation Date means the date that Accounts are valued, which is generally each business day that the New York Stock Exchange is open for trading.

ARTICLE III. PARTICIPATION

3.1	Eligibility Requirements.

(a)	The eligibility requirements are identified for each Participating Group in the applicable Schedule.

(b)	For purposes of this paragraph 3.1, “hours of service” shall mean:

(i)	each hour for which such employee is directly or indirectly paid, or entitled to payment, for the performance of duties for an Affiliated Company;

(ii)	each hour such employee is paid for holidays, vacation or other time not worked;

(iii)
each hour such employee would have normally worked while on disciplinary suspension or on approved leave of absence due to sickness, accident, military service, or government service during time of war, or other cause; provided however, that he returns to active employment at the expiration of such leave-of-absence, otherwise no hours of service shall be credited for such periods;

(iv)	each hour such employee would have worked while disabled and receiving payments under the terms of the Company’s sick leave plan or disability plan; and

(v)
each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to; provided, however, that no more than five hundred one (501) hours shall be credited for payments of back pay for a period of time during which the employee performed no duties.

When computing hours of service, overtime hours shall be treated as straight-time hours and there shall be no duplication of credit for hours that might otherwise be creditable under more than one of the above listed categories.

(c)	A rehired eligible employee, who previously completed the eligibility requirements for the Participating Group in which rehired, shall be eligible to participate in the Plan on the date of rehire.

3.2
Participation Requirements. To become a Participant in the Plan, an eligible employee must have an account balance, either because of an automatic contribution on the employee’s behalf or because the employee either:

(a)	affirmatively makes a contribution (payroll) deduction under paragraph 4.1 or

(b)	elects to make a Rollover Contribution under paragraph 5.6.

3.3	Duration of Participation. An employee who has become a Participant shall continue to be a Participant in the Plan until the first Valuation Date on which no balance remains in any of his Accounts.

3.4
Leased Employees. A person who is a “leased employee” within the meaning of Code Section 414(n) or (o) shall not be eligible to participate in the Plan, but in the event such a person was participating or subsequently becomes eligible to participate in the Plan, credit shall be given for the person’s service as a leased employee toward completion of the Plan’s eligibility requirements, including any service for an Affiliated Company. A “leased employee” for this purpose is any person (other than a common law employee of an Affiliated Company) who, pursuant to an agreement between an Affiliated Company and any other person, has performed services for the Affiliated Company on a substantially full-time basis for a period of at least one year, if such services are performed under the primary direction of or control by the Affiliated Company.

3.5
Collective Bargaining Unit Employees. An employee in a collective bargaining unit with which the Company has a bargaining agreement shall not be eligible to participate in the Plan unless, and then only to the extent, such bargaining agreement specifically provides.

3.6
Nonresident Alien. A person shall not be eligible to participate in the Plan if such person is a nonresident alien who receives no earned income from the Company that constitutes income from sources within the United States.

3.7
Common Law Employees. Coverage under the Plan is limited to persons who are treated by the Company as common law employees for federal employment tax purposes. A person who is not so treated by the Company, even if such person is later determined to be a common law employee (by judicial action or otherwise), is excluded from the Plan. In the event the Company changes its treatment of a person from independent contractor to common law employee, for whatever reason, coverage shall apply prospectively as of the date of such change.

ARTICLE IV. DEFERRED CASH CONTRIBUTIONS

4.1
Contribution (Payroll) Deduction. An eligible employee may elect to make Deferred Cash Contributions by a contribution (payroll) deduction in an amount in any multiple of one percent (1%) from zero percent (0%) of his Compensation up to a maximum of fifty percent (50%). Such maximum percentage may be amended by action of the Committee from time to time, including the establishment of a separate maximum rate for Highly Compensated Employees. New or revised elections may be made on a daily basis in the manner provided by the Committee. The Committee may limit or reduce the Deferred Cash Contributions of Highly Compensated Employees, as provided for in paragraph 5.4. The Participant shall direct whether the Deferred Cash Contributions shall be Employee Pretax Contributions, Roth Contributions, or a combination of both.

Notwithstanding the foregoing provisions of this paragraph 4.1 and subject to subparagraph 10.1(e), the maximum amount that a Participant may elect to have contributed for any Plan Year pursuant to a contribution (payroll) deduction shall not exceed eighteen thousand dollars ($18,000) in 2016 and the applicable amount for future years as provided in Code Section 402(g), reduced by the amount of any contributions made for such Plan Year on behalf of the Participant under any other qualified plan under Code Sections 401(k) and/or 402A maintained by the Affiliated Company. In the event such limitation is exceeded for a Plan Year, then, notwithstanding any other provision of the Plan, such excess, to the extent it has been contributed to the Plan, plus any income and minus any loss allocable thereto, shall be distributed to the Participant not later than April 15 next following the end of such Plan Year. Excess contributions to be distributed from an EE Contributions Account, or an EE Roth Contributions Account, as applicable, plus any income and minus any loss allocable thereto, shall be distributed from the Investment Funds in which such Account is invested at the time of distribution pro rata in accordance with the balance of the Account in each of the Investment Funds as of the Valuation Date immediately preceding the date of distribution but adjusted for any later loan made from the Account, except that no amount shall be distributed from the Account invested in the Participant Loan Fund until the balance in the other Investment Funds has been distributed. For purposes of this paragraph, the income or loss allocable to the excess contributions to be distributed from such Account for a Plan Year shall be determined by multiplying the total income or loss of the Account for such Plan Year by a fraction, the numerator of which is the excess contributions to be distributed from such Account for such Plan Year and the denominator of which is the balance in such Account as of the end of such Plan Year.
To the extent provided in the applicable Schedule, if no election concerning Deferred Cash Contributions is made by an eligible employee, an automatic enrollment shall be implemented for such employee.

4.2
Age 50 Catch-Up Contributions. Additional Deferred Cash Contributions shall be permitted as Employee Pretax Contributions (but not Roth Contributions) for Participants who are at least age forty-nine (49) by the December 31 preceding the applicable calendar year in the amount of six thousand dollars ($6,000) for 2016 (as adjusted for future years by cost of living increases pursuant to Code Section 414(v)). Such catch-up contributions shall be collected pursuant to the payroll deduction election of the Participant in the manner determined by the Committee. Eligible Participants are those who have attained the stated age and otherwise reach the limitation on Deferred Cash Contributions imposed either by law or by the design of the Plan. For all purposes of the Plan such catch-up contributions shall be treated as Deferred Cash Contributions, except to the extent that such catch-up contributions shall not be eligible for matching contributions hereunder nor subject to any restrictions hereunder such as paragraphs 4.1 and 5.4, except as otherwise specified in Code Section 414(v).

4.3
Effect of Contribution (Payroll) Deduction. A Participant who has a contribution (payroll) deduction in effect for any Plan Year will have the applicable portion of his Compensation deferred in order to have it contributed to the Plan by the Company on behalf of the Participant as a Deferred Cash Contribution. A contribution (payroll) deduction shall become effective as soon as practicable commencing after the applicable entry date. Once effective, a contribution (payroll) deduction shall remain in effect until the earliest of the following events to occur:

(a)
The applicable date, as determined by the Committee, that is as soon as administratively practicable following the Company’s receipt of the Participant’s notification changing his contribution (payroll) deduction;

(b)	The Participant’s severance from employment;

(c)	The Disability Date of the Participant;

(d)	The application of the adjustment described in paragraph 5.4 or the limitations provided in paragraphs 4.1 and 4.2; or

(e)	The suspension of Deferred Cash Contributions following a hardship withdrawal in accordance with subparagraph 10.1(e).

ARTICLE V. CONTRIBUTIONS

5.1
Deferred Cash Contributions. The Company shall periodically make Deferred Cash Contributions to the Plan, equal to the amounts elected or deemed elected by Participants in accordance with Article IV. The Company shall periodically forward all Deferred Cash Contributions to the Trustee, in the form of cash, as soon as they can reasonably be segregated from the Company’s general assets, but in no event later than the fifteenth business day of the month following the month the amounts otherwise would have been payable to the Participant.

5.2
Company Contributions. Subject to the provisions of paragraph 5.4, the Company shall make Company Contributions for each of its Participants in the amounts identified for each Participating Group in the applicable Schedule. The Company shall periodically forward all Company Contributions to the Trustee, provided that all Company Contributions in respect of a pay period are so forwarded no later than the time for filing (including extensions thereof) the Company’s Federal income tax return for the tax year in which such pay period occurs. Company Contributions shall be allocated to the applicable Account as provided for the Participating Group in the applicable Schedule.

5.3
Actual Deferral Percentage. The actual deferral percentage for a specified group of employees eligible to be Participants pursuant to paragraph 3.1 (as hereinafter described) for a Plan Year shall be the average of one hundred (100) times the result (calculated separately for each employee in such group) obtained by dividing the amount of Deferred Cash Contributions actually paid to the Plan for each such employee for such Plan Year by the employee’s compensation for the portion of such Plan Year for which Deferred Cash Contributions were made or could have been made for such employee. For the purposes of this paragraph 5.3 and the last paragraph of paragraph 5.5, the term “compensation” means compensation for services performed for the Company that is currently includable in the employee’s gross income (including any amounts received after severance from employment described in paragraph 6.5) and, if elected by the Company, any amounts contributed by the Company pursuant to a salary reduction agreement and which is not includable in the gross income of the employee under Code Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b). As soon as practicable after the end of the Plan Year, the Committee shall calculate the actual deferral percentages for the Plan Year for the group of employees who are Highly Compensated Employees for the Plan Year and for the group of employees who are not Highly Compensated Employees for the Plan Year. For the purposes of this Article V, the term “Highly Compensated Employee” means:

(a)	A highly compensated active employee includes any employee who performs service for the Affiliated Companies and who:

(i)	was a five percent (5%) owner during the prior Plan Year or the current Plan Year, or

(ii)	received compensation from the Affiliated Companies in excess of one hundred fifteen thousand dollars ($115,000) (as adjusted pursuant to Code Section 415(d)) during the prior Plan Year.

(b)	For purposes of this definition and the tests in paragraphs 5.4 and 5.5, the compensation and contribution history of the merged plans prior to the merger date shall be considered and aggregated.

(c)	The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q).

5.4
Required Test and Adjustment. The following test shall be applied separately to (i) those Participants who are not in a collective bargaining unit and (ii) those Participants who are in a collective bargaining unit. Notwithstanding the provisions of paragraphs 4.1 and 5.1, if the actual deferral percentage for the employees eligible to be Participants pursuant to paragraph 3.1 who are Highly Compensated Employees for any Plan Year exceeds, or in the judgment of the Committee is likely to exceed, the greater of clause (a) or (b) as follows:

(a)	The actual deferral percentage for the prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year, multiplied by 1.25, or

(b)
The actual deferral percentage for such prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year, multiplied by two (2); provided, however, that the actual deferral percentage for the employees who are Highly Compensated Employees for the Plan Year may not exceed the actual deferral percentage for the prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year by more than two (2) percentage points;

then amounts contributed, or to be contributed, on behalf of Participants who are Highly Compensated Employees for such Plan Year shall be reduced at such time and in such manner as the Committee shall determine under rules and regulations uniformly applied and consistent with the following provisions of this paragraph so that the actual deferral percentage for employees who are Highly Compensated Employees for such Plan Year does not exceed the greater of clause (a) or (b) above. If during the Plan Year a Participant who is a Highly Compensated Employee for such Plan Year also participated in any other plan of the Company which includes a cash or deferred arrangement qualifying under Code Section 401(k), his compensation and contributions made pursuant to the cash or deferred arrangement or Code Section 402A under such other plan shall be taken into account for purposes of applying the tests under clause (a) or (b) above; notwithstanding the foregoing, if such other plan has a plan year other than the Plan Year, only contributions made within the Plan Year will be taken into account. In order to accomplish the foregoing, the Committee, in its discretion, may adjust the amount of contribution (payroll) deductions authorized pursuant to the provisions of paragraph 4.1 for such future period as may be required and shall do so by making such adjustments in the amounts to be contributed on behalf of Participants who are Highly Compensated Employees for such Plan Year in the order of the contribution (payroll) deductions authorized by Participants who are Highly Compensated Employees beginning with the highest of such percentages. After the end of the Plan Year, if there are any excess amounts that must be refunded in order to satisfy the test, the Committee shall refund certain Deferred Cash Contributions previously made. The aggregate amount to be reimbursed shall be determined by reducing (or leveling) the maximum allowable level of Deferred Cash Contributions to a percentage determined by the Committee that, if applied to all Highly Compensated Employees above that level, would result in the average deferral percentage test being satisfied. The aggregate amount required to be refunded shall be allocated among (and distributed to) Highly Compensated Employees by reducing (or leveling) the maximum dollar amount of Deferred Cash Contributions for the Plan Year to an amount determined by the Committee that, if applied to all Highly Compensated Employees with Deferred Cash Contributions above that level, would result in a refund of Deferred Cash Contributions equal to the aggregate amount of excess Deferred Cash Contributions calculated in accordance with the preceding sentence. The amount by which Deferred Cash Contributions previously made on behalf of a Participant for a Plan Year is reduced, plus any income and minus any loss allocable thereto, shall be paid, notwithstanding any other provision of the Plan or law, to the Participant not later than the end of the following Plan Year. Such distribution shall be made from the Investment Funds in which the Participant’s EE Contributions Account and/or EE Roth Contributions Account, as applicable, is invested at the time of distribution pro rata in accordance with the balance of such Account in each of the Investment Funds as the Valuation Date next preceding the date of distribution but adjusted for any later loan made from the Account, except that no amount shall be distributed from the Account invested in the Participant Loan Fund until the balance in the other Investment Funds has been distributed. For purposes of this paragraph, the income or loss allocable to such contributions to be distributed from a particular Account for a Plan Year shall be determined by multiplying the total income or loss of the Account for such Plan Year by a fraction, the numerator of which is the amount of contributions to be distributed from such Account for such Plan Year and the denominator of which is the balance in such Account as of the end of the Plan Year.

5.5
Adjustment to Company Contribution Accounts. The following test shall be applied separately to (i) those Participants who are not in a collective bargaining unit and (ii) those Participants who are in a collective bargaining unit. Notwithstanding the provisions of paragraph 5.2, if the average contribution percentage for the employees who are Highly Compensated Employees for any Plan Year exceeds, or in the judgment of the Committee is likely to exceed, the greater of clause (a) or (b) as follows:

(a)	The average contribution percentage for the prior Plan Year for the eligible employees who are not Highly Compensated Employees for such prior Plan Year, multiplied by 1.25; or

(b)
The average contribution percentage for such prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year, multiplied by two (2); provided, however, that the average contribution percentage for the employees who are Highly Compensated Employees for the Plan Year may not exceed the average contribution percentage for the prior Plan Year for the employees who are not Highly Compensated Employees for such prior Plan Year by more than two (2) percentage points;

then the amounts contributed, or to be contributed, on behalf of Participants who are Highly Compensated Employees for such Plan Year shall be reduced at such time and in such manner as the Committee shall determine under rules and regulations uniformly applied and consistent with the following provision of this paragraph so that the average contribution percentage for the employees who are Highly Compensated Employees for such Plan Year does not exceed the greater of clause (a) or (b) above. If during the Plan Year a Participant who is a Highly Compensated Employee for such Plan Year also participated in any other plan of the Company to which employer matching contributions or employee contributions required to be taken into account hereunder are made, his compensation and such contributions made under such other plan shall be taken into account for purposes of applying the tests under clause (a) or (b) above. In order to accomplish the foregoing, the Committee, in its discretion, may adjust the amount of Company Contributions to be made pursuant to the provisions of paragraph 5.2 for such future period as may be required and shall do so by making such adjustments in the amounts to be contributed to Accounts on behalf of Participants who are Highly Compensated Employees for such Plan Year in the order of the contribution percentage (determined in accordance with the last paragraph of this paragraph) of such Participants beginning with the highest of such percentages. After the end of the Plan Year, if there are any excess amounts that must be reduced in order to satisfy the test, the Committee shall reduce certain Company Contributions previously made. The aggregate amount to be reduced shall be determined by reducing (or leveling) the maximum allowable level of Company Contributions to a percentage determined by the Committee that, if applied to all Highly Compensated Employees above that level, would result in the average contribution percentage test being satisfied. The aggregate amount required to be reduced shall be allocated among (and distributed to) Highly Compensated Employees by reducing (or leveling) the maximum dollar amount of Company Contributions for the Plan Year to an amount determined by the Committee that, if applied to all Highly Compensated Employees with Company Contributions above that level, would result in a reduction of Company Contributions equal to the aggregate amount of excess Company Contributions calculated in accordance with the preceding sentence. The amount by which contributions previously made to a Participant’s Account for a Plan Year are so reduced, plus any income and minus any loss allocable thereto, shall be paid to the Participant not later than the end of the following Plan Year. In addition, if reductions in a Participant’s Deferred Cash Contributions are made pursuant to paragraph 5.4, the Committee shall reduce Company Contributions previously made with respect to any such contributions pursuant to the provisions of paragraph 5.2 and such amount, plus any income and minus any loss allocable thereto, shall be paid to the Participant not later than the end of the following Plan Year. Such reductions in contributions from the Participant’s Account, plus any income and minus any loss allocable thereto, shall be made from the Investment Fund in which such contributions were invested. For purposes of this paragraph, the income or loss allocable to contributions for a Plan Year shall be determined by multiplying the total income or loss of the applicable Account for such Plan Year by a fraction, the numerator of which is the amount by which contributions to such Account are to be reduced for such Plan Year and the denominator of which is the balance in such Account as of the end of such Plan Year.

For purposes of this paragraph 5.5, “average contribution percentage” for a specified group of employees eligible to be Participants pursuant to paragraph 3.1 for a Plan Year shall be the average of one hundred (100) times the result (calculated separately for each employee in such group) obtained by dividing the amount actually contributed to the Account of each such employee under paragraph 5.2 for such Plan Year by the employee’s compensation for the portion of such Plan Year for which Company Contributions were made or could have been made for such employee.

5.6
Rollover Contributions. An employee of the Company who is not excluded from participation pursuant to paragraph 3.5 or 3.6 may elect to rollover into the Plan (a “Rollover Contribution”) in the form of cash any benefits of such employee arising out of participation by such employee or such employee’s deceased Spouse in an employee pension benefit plan maintained by an Affiliated Company or a former employer of such person or any individual retirement account to the maximum extent permitted by law, excluding after-tax accounts that are not Roth accounts.

An employee who makes a rollover into the Plan prior to becoming a Participant pursuant to paragraph 3.1 shall be treated as a Participant hereunder solely with respect to the rollover, until such time that the requirements of paragraph 3.1 are satisfied.

5.7	In-Plan Roth Conversions. A Participant may elect to transfer amounts to an In-Plan Roth Conversion Account in accordance with the following:

(a)
The Plan permits transfer of any amounts permissible under the Code, including amounts that are otherwise non-distributable under the Code (if made by a direct rollover), from any vested Account other than an Account that holds Roth Contributions.

(b)	The minimum amount that may be transferred at one time is $1,000.

(c)
The In-Plan Roth Conversion will be withdrawn from the Participant’s vested Account balances pro rata from each Investment Fund (other than any loan account) in accordance with the Plan procedures governing Plan investments.

(d)	For purposes of eligibility for an In-Plan Roth Conversion, the Plan will treat a Participant’s alternate payee Spouse or former Spouse who is not an employee of the Company as a Participant.

(e)	In-Plan Roth Conversions will be subject to the taxation provisions and separate accounting requirements that apply to designated Roth accounts.

(f)
A Participant may withdraw amounts from the Participant’s In-Plan Roth Conversion Account only when the Participant is eligible for a distribution from the Plan Account that is the source of the In-Plan Roth Conversion.

(g)
An In-Plan Roth Conversion is not a Plan distribution. Accordingly, the spousal consent rules of Code Section 401(a)(11) do not apply due to the transfer, and the Plan may not withhold or distribute any amounts for income tax withholding.

(h)
An “In-Plan Roth Conversion Account” is an Account established for the purpose of separately accounting for a Participant’s transfers attributable to the Participant’s In-Plan Roth Conversions. The Committee, to the extent necessary, may establish related subaccounts based on the source of the In-Plan Roth Conversion.

ARTICLE VI. ACCOUNTS

6.1
Valuation of Accounts. As of the end of each Valuation Date, each Participant’s Account(s) shall be valued, subject to the adjustments described in paragraphs 6.2, 6.3, and 6.4. As soon as practicable after the end of each Plan Year quarter, the Trustee shall cause to be delivered to the Participant a statement summarizing the activity in the Participant’s Account during the previous year and showing the value of investment in the Account, broken down by Investment Fund(s).

6.2
Allocation of Contributions and Withdrawals. After the end of each pay period, Deferred Cash Contributions and Company Contributions made by the Company on behalf of each Participant pursuant to Article V, during the pay period then ending, shall be added to the proper Account of each such Participant. All distributions pursuant to paragraphs 4.1, 5.4, and 5.5 and withdrawals made by Participants shall be deducted from the proper Account of each such Participant as of the date of payment.

6.3
Allocation of Net Earnings or Losses. As of each Valuation Date, there shall be determined the net earnings or losses of each of the Investment Funds, other than the Participant Loan Fund, adjusted for any costs or expenses payable from the Trust Fund pursuant to the Trust Agreement. Such net earnings or losses determined as of the Valuation Date shall be allocated as of that date to the Accounts of all Participants in the proportion that each Account balance invested in such Investment Fund as of the preceding Valuation Date, adjusted for any withdrawals and distributions described in paragraph 6.2, Participant loans made from such Investment Fund described in paragraph 7.4, transfers to the Investment Fund from other Investment Funds, transfers from the Investment Fund to other Investment Funds, Rollover Contributions made to such Investment Fund, and Deferred Cash Contributions, Company Contributions and interest and loan repayments on Participant loans made since the last Valuation Date and invested in such Investment Fund, bears to the total of all such Account balances in each Investment Fund so adjusted.

6.4
Allocation of Distributions. As of each Valuation Date, after the allocations under paragraphs 6.2 and 6.3 have been made, any distributions to be made to a Participant under Article IX shall be deducted from the proper Accounts of the Participant. The value of any distributions shall be based on the Valuation Date preceding the distribution.

6.5
Limitations on Allocations. The Plan is subject to the limitations on benefits and contributions imposed by Code Section 415, which are incorporated herein by this reference. The limitation year shall be the Plan Year. If the annual addition allocated to a Participant’s Account(s) for the Plan Year exceeds the maximum annual addition that may be allocated to his Account(s) for such Plan Year, such excess shall be corrected in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2013-12 or any superseding guidance.

Solely for purposes of applying this limitation, “compensation” shall include payments made by the later of two and one-half months after severance from employment or the end of the limitation year that includes the date of severance from employment, if, absent a severance from employment, such payments would have been paid to the Participant while the Participant continued in employment with the Company and are regular compensation for services during the employee’s regular working hours, compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, but specifically not including any severance pay.

ARTICLE VII. INVESTMENT OF TRUST FUNDS

7.1
Investment Funds. Contributions made under the Plan shall be deposited in the Trust Fund for purposes of investment. The Trust Fund shall consist of the Alliant Energy Stock Fund, the Participant Loan Fund and at least three (3) or more additional Investment Funds as shall be designated from time to time by the Investment Committee. Investment Funds are not separate trust funds but are funds reflecting various types of investments that the Trustee shall from time to time establish upon direction of the Investment Committee. Each Participant’s share in the Trust Fund shall consist of an undivided interest in the respective assets allocated to one (1) or more of such Investment Funds from time to time. Except as otherwise provided, each Participant’s share in each such Investment Fund as of any Valuation Date shall be that proportion of such Investment Fund that his Accounts in such Investment Fund as of such Valuation Date bear to the total Accounts of all Participants in such Investment Fund as of the Valuation Date.

7.2	Investment Elections.

(a)
A Participant’s Account(s) and new contributions thereto shall be invested in one (1) or more of the Investment Funds. Except as otherwise provided herein, the allocation among the Investment Funds shall be directed by the Participant in the manner and to the extent provided by the Investment Committee consistent with applicable law. Except to the extent otherwise provided in the applicable Schedule, if no investment direction is made by a Participant, the Participant’s Account(s) shall be invested in the default Investment Fund selected from time to time by the Investment Committee.

(b)
Amounts in the Employer Contribution 1% Account and amounts that were transferred into the Pre-87 After Tax Account and the Rollover Account as a result of the IES Merger shall be automatically invested in the Alliant Energy Stock Fund, to the extent such Accounts are not already so invested, and shall remain in such fund until distribution or withdrawal pursuant to paragraph 5.5 or 6.5 or Article IX or X, subject to the Participant’s election to diversify such investment consistent with applicable law.

(c)	The Plan is intended to constitute a plan described in ERISA Section 404(c) with respect to all investments.

7.3	Special Provisions Regarding Common Stock of Alliant Energy Corporation.

(a)
The Alliant Energy Stock Fund shall be invested in Company Stock and such cash equivalent as is deemed appropriate by the Investment Committee for liquidity purposes from time to time. The Company Stock shall be acquired, held and disposed of in accordance with the terms and provisions of the Plan; subject, however, to such limitations, if any, as may be provided for in ERISA and applicable law. Any dividends received on the Company Stock in the Alliant Energy Stock Fund shall be reinvested by the Trustee in Company Stock as soon as possible.

(b)
Each Participant shall have the right to direct the Trustee as to the exercise of all voting rights with respect to the Participant’s proportional interest in Company Stock held in the Alliant Energy Stock Fund. If the Trustee has not received directions as to the voting of any such Company Stock by the fifth day before the meeting of shareholders at which such vote is to be taken, then such non-voted shares shall be voted by the Trustee pursuant to the directions of the Investment Committee. There shall be delivered to such Participant all reports, financial statements, proxies and proxy soliciting material which are delivered to holders of Company Stock in connection with each meeting of shareholders.

(c)
Purchases and sales of Company Stock may be made by the Trustee on the open market or directly from or to Alliant Energy Corporation. For each Investment Date (as defined in this subparagraph), for shares purchased directly from or sold directly to Alliant Energy Corporation, the price of all shares purchased or sold under the Plan will be the weighted average purchase price determined as follows: the average of the high and low prices, carried to three decimal places, of the Company Stock reported as New York Stock Exchange Composite Transactions on the date of purchase or sale by the Trustee, the “Investment Date” (or, if no trading in the Company Stock occurs on such Exchange on the Investment Date, on the immediately preceding day on which the Company Stock is so traded).

(d)
Notwithstanding any other provisions of the Plan, a Participant may elect to receive a current cash payment of any dividends paid on shares of Company Stock in the Alliant Energy Stock Fund. Such election shall be made in the manner provided by the Investment Committee. The Investment Committee shall decide from time to time whether payments of dividends shall be made quarterly, semi-annually or annually, but in no event shall such payments be made later than ninety (90) days after the end of the Plan Year in which the dividends are paid by the Company. Any check processing fee charged by the Trustee or other service provider shall be charged against the Participant’s Account(s) and shall be subtracted from such Investment Fund as is determined according to rules established by the Investment Committee. In the event a Participant fails to make an election, the dividends shall be retained in the Alliant Energy Stock Fund.

7.4	Loans.

(a)
Upon the application of a Participant, the Committee, in accordance with a uniform and nondiscriminatory policy, may direct the Trustee to make a loan to such Participant for any reason. Loans shall be made upon such terms as the Committee shall specify consistent with the provisions of this paragraph 7.4. Any loan approved by the Committee will be disbursed on such date as the Committee shall direct provided the Participant is then an employee.

(b)
The amount of any loan shall be charged against the Participant’s Account(s) in the manner determined by the Committee and against the Investment Fund, other than the Participant Loan Fund, in which such Account(s) is invested pro rata in accordance with the balance of such Account(s) in each of such Investment Funds as of the Valuation Date prior to the date the loan is made. A loan application fee shall be charged against the Participant’s Account(s) and shall be subtracted from such Investment Fund as is determined according to rules established by the Committee.

(c)	No loan to any Participant, when added to the outstanding balance of all other loans from the Plan made to the Participant, shall exceed the smallest of:

(i)
fifty thousand dollars ($50,000), reduced by the excess, if any, of the highest outstanding balance of all loans from all qualified plans of the Affiliated Companies, to the Participant during the one (1) year period ending on the day before the date on which the loan is made over the outstanding balance of loans from such plans to the Participant on the date the loan is made;

(ii)
fifty percent (50%) of the balance in the Participant’s Account, as of the most recent Valuation Date for which a valuation is available, as adjusted for any distributions, withdrawals, contributions or loan payments made after such Valuation Date;

(iii)
the aggregate balance of the eligible Participant’s EE Contributions Account, Catch-up Contributions Account, EE Roth Contributions Account, Rollover Account, Roth Rollover Account, Pre-87 After Tax Account, Post-86 After Tax Account, ER Contributions Account, Co Match - IPCBU Account, and Prior Co Match Account; or

(iv)	such other limit as the Committee may impose on a uniform and consistent basis.

(d)	The rate of interest on a loan made in any given Plan Year, and for the duration of such loan, shall be a reasonable rate of interest determined from time to time by the Committee.

(e)
Any loan to a Participant shall be repaid by the Participant in such manner as the Committee shall determine, subject to the limitations of this subparagraph 7.4(e). The Committee shall require that the loan and interest thereon be repaid biweekly by payroll deduction over a period which shall not exceed:

(i)
ten (10) years where the proceeds of the loan are to be applied to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, or

(ii)	five (5) years for all other loans.

Each installment shall be paid through payroll deductions by the Company from the Compensation of the Participant. The Company shall deposit with the Trustee the sums so deducted or paid. Any loan under the Plan may be prepaid in full without penalty. Partial prepayments shall not be permitted. Amounts received by the Trust Fund as a repayment of a loan to a Participant or as payment of interest on a loan to a Participant shall be added to the Participant’s Account(s) in the manner determined by the Committee and allocated to the Investment Funds in accordance with the Participant’s election under paragraph 7.2 with respect to the investment of contributions in effect at the time. Principal amounts received by the Trust Fund as a repayment of a loan to a Participant shall be subtracted from the Participant Loan Fund.

(f)
Each loan to a Participant shall be evidenced by a note, payable to the order of the Trustee, for the amount of the loan including interest thereon. Each loan shall be secured by a pledge of the borrower’s Account, which pledge shall give the Trustee a security interest in all of the Participant’s then existing, and thereafter acquired, rights in his Account. By accepting the loan, the Participant automatically assigns, as security for the loan, such rights in his Account.

(g)
If a loan installment is not fully paid within thirty (30) days following the biweekly due date, the Committee shall give written notice to the Participant (or former Participant). If such loan installment payment is not made within sixty (60) days thereafter, the Committee may direct the Trustee to apply an amount equal to or less than fifty percent (50%) of the vested balance in the Participant’s Account, to the extent permitted by law and applicable Internal Revenue Service regulations, by the amount of unpaid loan balance including interest then due. This amount would be treated as having been received by the Participant as a distribution under the Plan. The Participant’s interest in his Account shall be reduced in the order determined by the Committee.

(h)	Loans shall be available to all Participants who are active employees on an equivalent basis.

(i)	The terms of all Participant loans are subject to the review and approval of the Committee and are subject to appeal by the Participant in accordance with paragraph 11.4.

(j)	The Committee shall not approve a loan of less than one thousand dollars ($1,000) and no more than three (3) loans shall be outstanding for a Participant at any one time.

(k)
Notwithstanding the foregoing provisions of this Article VII, upon severance from employment, for any reason other than Disability, all outstanding loans of the terminated Participant shall be payable in full unless rolled over in-kind pursuant to subparagraph 9.1(d). If full payment is not received within the sixty (60)-day grace period specified by the Trustee, the unpaid portion of the loan will be treated as having been received by the Participant as a distribution under the Plan to the extent permitted by law and applicable Internal Revenue Service regulations.

ARTICLE VIII. VESTING AND FORFEITURES

8.1
Vesting. For a Participant whose original date of hire with the Company was before August 1, 2008, the Participant’s right to receive distributions from his Account(s) shall at all times be nonforfeitable. For a Participant whose original date of hire with the Company was on or after August 1, 2008, the Participant’s right to receive his ER Tier Contributions Account shall be subject to a three-year cliff vesting schedule; the Participant’s right to receive all other Accounts shall at all times be nonforfeitable. Service with an Affiliated Company which is not a Company shall be disregarded for purpose of determining whether or not the vesting schedule applies.

Notwithstanding the prior paragraph, an Interstate Power and Light Company employee shall be fully vested in his Accounts if he is a member of the International Brotherhood of Electrical Workers, Local 949 as of the day immediately prior to the closing of the SMEC Transaction and accepts an offer of employment from a cooperative that is a member of the Southern Minnesota Energy Cooperative as of the closing of the SMEC Transaction.

8.2
Vesting Service. A Participant subject to the vesting schedule shall be credited with vesting service equal to his period of service divided into whole years. Subject to the caveat below, nonsuccessive periods of service and less than whole year periods of service must be aggregated, with 12 months or 365 days equaling a whole year. The period of service begins on the date on which an employee first performs an hour of service for any Affiliated Company (or later attainment of age 18) and ends with the employee’s last severance from employment with any Affiliated Company.

8.3
Forfeitures. A Participant subject to the three-year vesting schedule who severs employment with the Affiliated Companies prior to the completion of three years of vesting service shall not be vested in his ER Tier Contributions Account, which shall be forfeited as of the earlier of the distribution of his total nonforfeitable Account(s) (or immediately if he has no such Accounts) and the end of a six-year period following severance from employment. In the event that the Participant is reemployed by an Affiliated Company prior to the end of the six-year period of severance, any forfeiture that had applied will be replaced in his ER Tier Contribution Account, without adjustment for interim investment gains or losses, from other forfeitures or a special Company contribution. Any forfeiture shall be applied to reduce Company Basic Contributions and/or reinstate the forfeited Accounts of reemployed Participants pursuant to the preceding sentence.

If a portion of a Participant’s Account that is invested in the Alliant Energy Stock Fund is forfeited, Company Stock must be forfeited after other assets. If any such Company Stock must be forfeited and interests in more than one class of Company Stock have been allocated to the Participant’s Account, forfeitures will be proportional pursuant to Section 54.4975-11(d)(4) of the Treasury regulations.

ARTICLE IX. DISTRIBUTIONS

9.1	Distributions as a Result of Severance or Disability.

(a)
Except with respect to a Participant in pay status, if the nonforfeitable balance in the Accounts of a terminated Participant does not exceed five thousand dollars ($5,000), the Participant shall receive a distribution equal to such value in a lump sum. Such distribution shall be made as soon as practicable after the Participant’s severance from employment or the effective date of this restatement, if later. In the event that a distributee receiving a mandatory distribution does not make an election between a direct rollover and a cash payment, the distribution shall be made in the form of a direct rollover to an individual retirement account selected for such purpose by the Committee.

(b)
If the nonforfeitable balance in the Accounts of a Participant exceeds five thousand dollars ($5,000), after severance from employment from all Affiliated Companies or after incurring a Disability, the Participant may elect to receive a distribution of part or all of his nonforfeitable Accounts at any time. Such distribution shall commence as soon as practicable after such election is made. Unless a complete distribution is made, the Participant’s Accounts shall remain invested in the Plan except to the extent required to be distributed pursuant to paragraph 9.7. The Participant shall retain the right to change the investment allocation among the various Investment Funds in accordance with paragraph 7.2. A notice shall be provided to the Participant explaining (i) his right to consider the benefit election for at least thirty (30) days, although a Participant may elect to commence benefits sooner than thirty (30) days after receiving the notice, and (ii) the consequences of failing to defer the distribution. For all purposes of the Plan, if a Participant leaves the employment of the Affiliated Companies but continues as a leased employee as defined in paragraph 3.4, such status change shall not be deemed a severance from employment until the cessation of both employment and leased employee status.

(i)	An eligible Participant may elect a lump-sum distribution.

(ii)	An eligible Participant may elect a partial distribution.

(iii)
An eligible Participant may elect monthly, quarterly or annual installments. The period of time shall be elected by the Participant and shall not exceed the life expectancy of the Participant or the joint life expectancies of the Participant and the Beneficiary, fixed as of the date of commencement. Notwithstanding this paragraph 9.1 to the contrary, the Participant may elect at any time after his initial installment election to (A) modify or cease any remaining installment payments or (B) accelerate the remaining Account balance in a lump sum.

(iv)
Special distribution options are applicable to a Participant who was a participant in the Interstate Power Company 401(k) Plan on April 30, 1998 with respect to the Participant’s entire Account. With respect to the installment period, the Participant may elect prior to the commencement of benefits to recalculate annually the life expectancies of the Participant and, if the Spouse is so designated, the Beneficiary. In addition, upon eligibility to commence benefit payments, such a Participant may elect partial distributions in any amount and at any time.

(c)	Where a Participant has elected a deferred or installment form of payment, any funds from time to time remaining in his Account shall be valued and adjusted as provided for in Article VI hereof.

(d)
A distribution shall be made in cash, except that a Participant shall be entitled to elect to receive any amount in his Account which is invested in the Alliant Energy Stock Fund, in whole shares of Company Stock. In order to exercise such election, the Participant shall so notify the Committee at the same time the Participant gives the Committee the notice of the form of benefit selected. Payments of partial distributions shall reduce the applicable Accounts in each Investment Fund, other than the Participant Loan Fund, proportionately.

9.2	Direct Transfer of Eligible Rollover Distributions.

(a)
Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this paragraph 9.2, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover as such terms are defined herein.

(b)
An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten (10) years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship withdrawal; (iv) any dividend payment pursuant to subparagraph 7.3(d); (v) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); (vi) any deemed distribution resulting from a defaulted Participant loan which is not also an offset distribution; (vii) any corrective distribution made under paragraph 4.1, 5.4 or 5.5; and (viii) any other distribution identified in the Code or in Treasury regulations, notices or other guidance promulgated by the Internal Revenue Service as not constituting an eligible rollover distribution. Notwithstanding the foregoing, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of employee after-tax contributions which are not includible in gross income; however, such portion may be transferred only as a direct rollover to an individual retirement account or annuity described in Code Section 408(a) or (b), a qualified plan described in Code Section 401(a) or 403(a), or a tax-deferred annuity plan described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(c)
An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA described in Code Section 408A, an annuity plan described in Code Section 403(a), a qualified trust described in Code Section 401(a), an annuity contract under Code Section 403(b), or an eligible plan under Code Section 457(b) maintained by a state, political subdivision of a state, or any agency of a state or political subdivision of a state that accepts the distributee’s eligible rollover distribution. If any portion of an eligible rollover distribution is attributable to payments or distributions from a designated Roth account, an eligible retirement plan with respect to such portion shall include only another designated Roth account of the individual from whose Account the payments or distributions were made, or a Roth IRA of such individual. In the case of an eligible rollover distribution to a non-Spouse Beneficiary, an eligible retirement plan is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) established for the purpose of receiving the distribution on behalf of the non-Spouse Beneficiary.

(d)
A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving Spouse and the employee’s or former employee’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse. A distributee also includes the employee’s or former employee’s non-Spouse Beneficiary.

(e)	A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

(f)
Notwithstanding any provision of the Plan to the contrary, an Interstate Power and Light Company employee whose distribution includes an outstanding loan balance may roll over such outstanding loan in-kind to the National Rural Electric Cooperative Association 401(k) Pension Plan or Freeborn Mower Coop Services 401(k) Retirement Plan, as applicable, that agrees to accept such an outstanding loan, provided that the employee is a member of the International Brotherhood of Electrical Workers, Local 949 as of the day immediately prior to the closing of the SMEC Transaction and accepts an offer of employment from a cooperative that is a member of the Southern Minnesota Energy Cooperative as of the closing of the SMEC Transaction.

9.3
Payments to Beneficiary. In the event of the death of a Participant prior to distribution in full of his Accounts, any amounts remaining in his Accounts shall be paid to such Participant’s Beneficiary. Such distribution shall be made in a lump sum within ninety (90) days following the date of the death of the Participant (or as soon as administratively practicable thereafter), except that a Beneficiary who is an individual of at least eighteen (18) years of age (i.e., and not including an estate, trust, corporation, partnership or any other corporate entity) may elect to receive payment on a delayed basis and in a form permitted for a Participant pursuant to paragraph 9.1(b) subject to the minimum distribution rules in paragraph 9.7. Any payment to a Beneficiary shall be made in cash, except that a Beneficiary shall be entitled to elect to receive any amount in his Accounts which is invested in the Alliant Energy Stock Fund, in whole shares of Company Stock. In order to exercise such election, the Beneficiary shall so notify the Committee at least fifteen (15) days prior to the time the distribution is to be made. A Beneficiary shall have the right to change the Accounts’ Investment Funds following the Participant’s death.

9.4
Provision Regarding Unpaid Loans. Notwithstanding the foregoing provisions of this Article IX and except as provided in subparagraph 9.2(f), if a distribution under this Article IX of a Participant’s Account is to be made prior to repayment of any outstanding loan of the Participant, then the unpaid portion of all loans made to the Participant under the Plan will be treated as having been received by the Participant as a distribution under the Plan.

9.5
Participant’s Interest Not Transferable. Except as may be required by application of the tax withholding provisions of the Code or of a state’s income tax laws or except as provided in subparagraph 7.4(f), the interests of Participants and their Beneficiaries under the Plan and the Trust Agreement are not subject to the claims of creditors and may not be voluntarily or involuntarily sold, transferred, alienated or assigned. Notwithstanding the preceding sentence, the Plan shall pay benefits to the person or persons named in a qualified domestic relations order, in accordance with procedures established by the Committee, in the amount and to the extent provided in such order. If any such order so directs, distribution of benefits to the alternate payee may be made in a lump sum pursuant to the Plan’s procedures but at a time not permitted for distributions to the Participant. The alternate payee shall have the applicable rights of the Participant, including the right of diversification pursuant to subparagraph 7.2(b).

9.6
Facility of Payment. When a person entitled to distributions under the Plan is under legal disability, or, in the Committee’s opinion, is in any way incapacitated so as to be unable to manage his financial affairs, the Committee may direct the Trustee to pay such distributions to such person’s legal representative; or the Committee may direct the application of such distributions for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the Plan.

9.7	Minimum Distribution Requirements.

(a)
General. The provisions of this paragraph 9.7 will apply for purposes of determining required minimum distributions for calendar years beginning with 2003 and will take precedence over any inconsistent provisions of the Plan. This paragraph 9.7 shall not be interpreted to provide any additional options to the recipient with respect to the form or timing of payment beyond the other provisions of the Plan, except as necessary to comply with the minimum requirements. All Plan distributions will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9) and the minimum distribution incidental benefit requirement of Code Section 401(a)(9)(G). Notwithstanding the other provisions of this paragraph 9.7, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the Plan provisions that relate to section 242(b)(2) of TEFRA.

(b)
Designated Beneficiary. The designated beneficiary for purposes of this paragraph 9.7 is the individual designated as Beneficiary under paragraph 2.4 and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4 of the Treasury regulations.

(c)
Distribution Calendar Year. A distribution calendar year is a calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under subparagraph 9.7(h). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(d)	Life Expectancy. Life expectancy means the value computed by use of the Single Life Table in Section 1.401(a)(9)-9, Q&A-1, of the Treasury regulations.

(e)
Participant’s Account Balance. The Participant’s account balance is the account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (the “valuation calendar year”) increased by the amount of any contributions made and allocated or forfeitures allocated to the account as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(f)
Required Beginning Date. The Participant’s required beginning date is April 1 of the calendar year following the calendar year in which occurs the later of the Participant’s attainment of age seventy and one- half (70½) or, for a Participant who is not a five percent (5%) owner of the Company as defined in Code Section 416, the date the Participant retires.

(g)	Time and Manner of Distribution. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(h)
Death of Participant Before Distribution Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70½), if later.

(ii)
If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died or the Participant’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)
If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, subparagraphs 9.7(h)(ii) and 9.7(h)(iii) will apply as if the surviving Spouse were the Participant.

Unless subparagraph 9.7(h)(iv) applies, distributions are considered to begin on the Participant’s required beginning date. If subparagraph 9.7(h)(iv) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under subparagraph 9.7(h)(i). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under subparagraph 9.7(h)(i)), the date distributions are considered to begin is the date distributions actually commence.

(i)
Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year, distributions will be made in accordance with the rules regarding required minimum distributions during the Participant’s lifetime and after the Participant’s death, as applicable. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the applicable Treasury regulations.

(j)	Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q&A-2, of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)
If the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s Spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q&A-3, of the Treasury regulations, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined beginning with the first distribution calendar year and continuing up to, and including, the distribution calendar year that includes the Participant’s date of death.

(k)
Required Minimum Distributions After Participant’s Death. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

(i)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(ii)
If the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii)
If the Participant’s surviving Spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.
If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in subparagraph 9.7(k)(i), (ii) or (iii).
If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.
If the Participant dies before the date distributions begin, the Participant’s surviving Spouse is the Participant’s sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under subparagraph 9.7(h)(i), the last three paragraphs of this subparagraph 9.7(k) will apply as if the surviving Spouse were the Participant.

ARTICLE X. WITHDRAWALS DURING EMPLOYMENT

10.1	Hardship Withdrawals.

(a)
To alleviate a hardship, the Committee, upon application by a Participant who is an active employee, may authorize a distribution from such Participant’s Rollover Account and Roth Rollover Account and, if necessary, EE Contributions Account, Catch-up Contributions Account, and EE Roth Contributions Account. For purposes of this paragraph 10.1, the term “hardship” shall mean:

(i)
Unreimbursed medical expenses described in Code Section 213(d) incurred by the Participant, the Participant’s Spouse, any dependents of the Participant (as defined in Code Section 152, but determined without regard to whether the dependent has: (a) dependents, (b) filed a joint return, or (c) gross income less than the exemption amount), or the Participant’s non-custodial child (who is subject to Code Section 152(e)) or necessary for these individuals to obtain medical care described in Code Section 213(d) (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of adjusted gross income);

(ii)	Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(iii)
Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his Spouse, children or dependents (as defined in Code Section 152, but determined without regard to whether the dependent has: (a) dependents, (b) filed a joint return, or (c) gross income less than the exemption amount);

(iv)	Payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(v)
Payments for burial or funeral expenses for the Participant’s deceased parent, Spouse, children or dependents (as defined in Code Section 152, but determined without regard to whether the dependent has gross income less than the exemption amount);

(vi)
Expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of adjusted gross income); or

(vii)	Any other circumstance that the Internal Revenue Service announces as qualifying as a “hardship” under Code Section 401(k).

(b)	Before a hardship withdrawal is granted in accordance with this paragraph 10.1, the Participant shall be required to take any other withdrawals under this Article

X, the maximum loan available to him under paragraph 7.4, and cash dividend payments under subparagraph 7.3(d). If such amounts are insufficient to meet the hardship, the Participant shall then be permitted to make a hardship withdrawal of an amount sufficient to alleviate the hardship.

(c)
In no event shall the hardship withdrawal from the EE Contributions Account exceed all Deferred Cash Contributions to such Account and the earnings on such contributions accumulated prior to October 1, 1988 and from the Catch- up Contributions Account and/or the EE Roth Contributions Account exceed all Deferred Cash Contributions to each such Account.

(d)
A request for a hardship withdrawal under this paragraph 10.1 shall be made in the manner prescribed by the Committee. The Committee shall establish a uniform and nondiscriminatory policy for reviewing withdrawal applications and any determination made by the Committee shall be final (but subject to appeal under paragraph 11.4).

(e)
The provisions of this subparagraph 10.1(e) shall apply to a Participant who receives a hardship withdrawal. Notwithstanding Article IV, such a Participant shall not be permitted to have Deferred Cash Contributions made on his behalf to the Plan or any other plan qualified under Code Section 401(k) maintained by the Company or an Affiliated Company for six (6) months following his receipt of such hardship withdrawal.

(f)	No more than one (1) such hardship withdrawal may be made by a Participant in any Plan Year.

(g)
All hardship withdrawals shall be paid in a single lump sum as soon as practicable after application for a withdrawal is received and approved by the Committee. The withdrawal shall be made in cash, except that a Participant shall be entitled to elect to receive any amount that is attributable to an investment in the Alliant Energy Stock Fund, in whole shares of Company Stock. In order to exercise such election, the Participant shall so notify the Committee at the same time the Participant gives the Committee the request for the withdrawal. Payments of withdrawals shall reduce the applicable Accounts in each Investment Fund, other than the Participant Loan Fund, proportionately.

10.2	Other In-Service Withdrawals.

(a)	An active employee may elect to withdraw all or any portion of the employee’s Rollover Account, Roth Rollover Account, Post-86 After Tax Account and/or Pre-87 After Tax Account.

(b)
After attainment of age fifty-nine and one-half (59½), a Participant shall be entitled to commence distribution of the Participant’s Accounts pursuant to the rules in paragraph 9.1 notwithstanding that such Participant is an active employee, subject to the conditions that any payment is a minimum of the lesser of $1,000 or the amount of the Participant’s Accounts, that no more than four (4) such in-service withdrawals may be made by a Participant during a single Plan Year, and that the withdrawal may not include any portion of the Account that is in the Participant Loan Fund.

(c)
The withdrawal shall be made in cash, except that a Participant shall be entitled to elect to receive any amount that is attributable to an investment in the Alliant Energy Stock Fund, in whole shares of Company Stock. In order to exercise such election, the Participant shall so notify the Committee at the same time the Participant gives the Committee the request for the withdrawal. Payments of withdrawals shall reduce the applicable Accounts in each Investment Fund, other than the Participant Loan Fund, proportionately.

ARTICLE XI. ADMINISTRATION

11.1	Plan Administered by Committee. The Plan shall be administered by the Committee which shall have the responsibilities specified in its charter, as may be amended from time to time.

11.2
Investment Committee Responsibilities. The investment functions of the Plan shall be the responsibility of the Investment Committee. The Investment Committee shall have the responsibilities specified in its charter, as may be amended from time to time.

11.3
Indemnity for Liability. The Company shall indemnify the members of the Committee and the Investment Committee and each fiduciary who is an employee of the Company against any and all claims, losses, damages, expenses, including counsel fees, incurred by said fiduciaries, and any liability, including any amounts paid in settlement with a fiduciary’s approval, arising from the fiduciary’s action or failure to act; except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such fiduciary.

11.4
Claims Procedures. As required under Section 2560.503-1(b)(2) of the Department of Labor Regulations, the claims procedures are set forth in the Plan’s Summary Plan Description, which claims procedures are incorporated by reference into the Plan. A claimant may not bring an action under ERISA Section 502(a) or otherwise with respect to his claim until he has exhausted such claims procedures. Any such action must be filed in a court of competent jurisdiction within 12 months after the date on which the claimant receives the Committee’s written denial of the claimant’s claim on appeal or, if earlier, 12 months after the date of the alleged facts or conduct giving rise to the claim (including, without limitation, the date the claimant alleges he became entitled to Plan benefits requested in the suit or legal action), or it shall be forever barred. Any further review, judicial or otherwise, of the Committee’s decision on the claimant’s claim shall be limited to whether, in the particular instance, the Committee abused its discretion. In no event shall such further review, judicial or otherwise, be on a de novo basis, as the Committee has discretionary authority to determine eligibility and benefits and to construe and interpret the terms of the Plan.

11.5
USERRA Compliance. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). Loan repayments will be suspended under the Plan as permitted under Code Section 414(u)(4). If a Participant dies on or after January 1, 2007, while performing qualified military service, the Beneficiary of such Participant shall be entitled to the additional death benefits, if any (other than benefit accruals relating to the period of qualified military service), that would have been available had the Participant resumed employment with the Company immediately prior to the date of his death and thereafter terminated employment as a result of death.

ARTICLE XII. AMENDMENT AND TERMINATION

12.1
Amendment. The Committee shall have the right to amend or modify the Plan at any time and for any reason. Notwithstanding anything to the contrary, the Committee shall at all times administer the Plan in such fashion that the Plan is maintained as a benefit plan meeting the requirements of ERISA and Code Sections 401(a), 401(k), and 404(a), or any other applicable provisions of law. No amendment of the Plan shall cause any part of the Trust Fund or a Participant’s Account(s) to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries. Notwithstanding the foregoing, no amendment to the Plan shall decrease a Participant’s accrued benefit or vested percentage or eliminate an optional form of distribution for a previously accrued benefit to the extent required by law.

12.2
Right to Terminate Plan. The Corporation contemplates that the Plan shall be permanent. Nevertheless, in recognition of the fact that future conditions and circumstances cannot now be entirely foreseen, the Committee shall have the right to terminate the Plan for any reason and at any time. Upon termination of the Plan, each Participant’s Account(s)shall be distributed to such Participant as a lump-sum payment.

ARTICLE XIII. TOP-HEAVY RESTRICTIONS

13.1
General. Notwithstanding any provision to the contrary herein, in accordance with Code Section 416, if the Plan is a top-heavy plan for any Plan Year, then the provisions of this Article XIII shall supersede any conflicting provision in the Plan. The Plan is “top-heavy” for a Plan Year if as of its “determination date” (i.e., the last day of the preceding Plan Year or the last day of the Plan’s first Plan Year, whichever is applicable), the total present value of the accrued benefits of key employees (as defined in Code Section 416(i)(1) and applicable regulations) exceeds sixty percent (60%) of the total present value of the accrued benefits of all employees under the Plan (excluding those of former key employees and employees who have not performed any services during the preceding one (1) year period) (as such amounts are computed pursuant to Code Section 416(g) and applicable regulations using a five percent (5%) interest assumption and a 1971 GAM mortality assumption) unless such Plan can be aggregated with other plans maintained by the applicable controlled group in either a permissive or required aggregation group and such group as a whole is not top-heavy. Any nonproportional subsidies for early retirement and benefit options are counted assuming commencement at the age at which they are most valuable. In addition, the Plan is top-heavy if it is part of a required aggregation group which is top-heavy. Any plan of a controlled group may be included in a permissive aggregation group as long as together they satisfy the Code Section 401(a)(4) and 410 discrimination requirements. Plans of a controlled group which must be included in a required aggregation group include any plan in which a key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated) and any plan which enables such a plan to meet the Code Section 401(a)(4) or 410 discrimination requirements. The present values of aggregated plans are determined separately as of each plan’s determination date and the results aggregated for the determination dates which fall in the same calendar year. A “controlled group” for purposes of this paragraph 13.1 includes any group employers aggregated pursuant to Code Section 414(b), (c), (m) or (o). The calculation of the present value shall be done as of a valuation date which for a defined contribution plan is the determination date and for a defined benefit plan is the date as of which funding calculations are generally made within the twelve month period ending on the determination date. Solely for the purpose of determining if the Plan, or any other plan included in a required aggregation group of which the Plan is a part, is top-heavy (within the meaning of Code Section 416(g)) the accrued benefit of an employee other than a key employee (within the meaning of Section 416(i)(1) of the Code) shall be determined under:

(a)	the method, if any, that uniformly applies for accrual purposes under all plans maintained by the controlled group, or

(b)	if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code Section 411(b)(1)(C).

13.2
Minimum Benefits. If a defined contribution plan is top-heavy in a Plan Year, non-key employee Participants who have not separated from service at the end of such Plan Year will receive allocations of employer contributions and forfeitures at least equal to the lesser of three percent (3%) of compensation (as defined in Code Section 415) for such year or the percentage of compensation allocated on behalf of the key employee for whom such percentage was the highest for such year (including any salary reduction contributions). If a defined benefit plan is top-heavy in a Plan Year and no defined contribution plan is maintained, the employer-derived accrued benefit on a life only basis commencing at the normal retirement age of each non-key employee shall be at least equal to a percentage of the highest average compensation for five consecutive years, excluding any years after such plan permanently ceases to be top-heavy, such percentage being the lesser of:

(a)	twenty percent (20%) or

(b)	two percent (2%) times the years of service after December 31, 1983 in which a Plan Year ends in which the plan is top-heavy.

If the controlled group maintains both a defined contribution plan and a defined benefit plan which cover the same non-key employee, such employee will be entitled to the defined benefit plan minimum and not to the defined contribution plan minimum.

ARTICLE XIV. LEVERAGING

14.1
Acquisition Loans. At the direction of the Committee, the Trustee shall incur “Acquisition Loans” from time to time to finance the acquisition of Company Stock for the Trust Fund (such Company Stock being the “Financed Shares”) or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock shall constitute an Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired. No other assets of the Trust Fund may be pledged as collateral for an Acquisition Loan and no lender shall have recourse against the Trust Fund other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares shall provide for the release of shares so pledged in a manner provided in paragraph 14.2. Repayments of principal and interest on any Acquisition Loan shall be made by the Trustee only from Company Contributions paid in cash to enable the Trustee to repay such Acquisition Loan, from earnings attributable to such Company Contributions, or from any cash dividends received by the Trust Fund on such Financed Shares. An Acquisition Loan may constitute an extension of credit to the Trust Fund from a party in interest (as defined in ERISA).

The Acquisition Loan must be primarily for the benefit of Participants and/or their Beneficiaries and applicable contributions and earnings must be accounted for separately until the loan is repaid.

14.2
Loan Suspense Account. Financed Shares shall initially be credited to a “Loan Suspense Account” and shall be allocated to the Alliant Energy Corporation ESOP Stock Fund subaccounts of Participants as payments are made on the Acquisition Loan. The number of Financed Shares to be released from the Loan Suspense Account for allocation to eligible Participants’ subaccounts in any year (as Company Contributions pursuant to paragraph 5.2) shall be equal to the number of shares in the Loan Suspense Account immediately before the release multiplied by whichever of the following fractions is applicable as determined by the Committee:

(i)
If, but only if, the conditions in clauses (A) through (D) below are met, the numerator of the fraction shall be the amount of principal paid on the Acquisition Loan for the year and the denominator shall be the outstanding principal balance due on the Acquisition Loan at the beginning of the year (or on the date of the Acquisition Loan, if made after the beginning of the Plan Year).

(A)	The Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years.

(B)	Interest included in any loan payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization schedules.

(C)
The duration of the Acquisition Loan (considering any new loan resulting from the renewal, extension or refinancing of the initial loan as being part of the same Acquisition Loan) does not exceed ten (10) years.

(D)	The Acquisition Loan provides for the release of any Financed Shares held as collateral for the loan in the manner specified in this paragraph.

(ii)
In any other case, the numerator of the fraction shall be the amount of principal and interest paid for the year and the denominator shall be the sum of the numerator plus the total of principal and interest to be paid for all future years.

A separate Loan Suspense Account shall be established for each separate Acquisition Loan. Notwithstanding the foregoing, in the event payments for a Plan Year are based in part on dividends on Company Stock previously allocated to Participants’ subaccounts, the portion of the Financed Shares released from the Loan Suspense Account attributable to dividends on Company Stock in Participants’ subaccounts shall be deemed to be the number of shares with a fair market value equal to the amount of dividends so used, and such Company Stock shall be allocated to the applicable subaccounts based on the dividends generated by such subaccounts; any remaining Financed Shares released for that Plan Year shall be allocated as provided in paragraph 5.2.

14.3
Restrictions on Allocations. In accordance with the requirements of Code Section 409(n), to the extent that a Company shareholder sells Company Stock to the Trust Fund and elects (with the consent of the Company) nonrecognition of gain under Code Section 1042, no portion of the Company Stock purchased subject to Code Section 1042 (or any dividends or other income attributable thereto) may be allocated during the Non- allocation Period (as defined below) to the account of:

(i)	the selling shareholder;

(ii)	his Spouse, brothers or sisters (whether by whole or half blood), ancestors or lineal descendants; or

(iii)
any shareholder owning (as determined under Code Section 318(a)) more than twenty-five percent (25%) in value of any class of outstanding Company Stock or more than twenty-five percent (25%) of the total value of any class of outstanding Company Stock per Code Section 409(n)(1)(B).

In addition to the foregoing, no allocation of Company Contributions shall be made to such disqualified participants in lieu of such Company Stock.

“Non-allocation Period” means the period beginning on the date of the sale of the qualified securities and ending on the later of (i) the date which is ten years after the date of the sale or (ii) the date of the plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such sale.

14.4
Impact on Annual Additions Limitations. As provided in paragraph 6.5, the provisions of Code Section 415 shall be applicable, including the provisions which treat as the annual additions for any limitation year the principal repayment on the Acquisition Loan rather than the fair market value of the Financed Shares which are released for allocation from the Loan Suspense Account.

14.5
Company Contributions. Notwithstanding Article V, the Company shall contribute each year such amount, if any, as may be necessary to permit the Trustee to pay currently maturing obligations under an Acquisition Loan, taking into account dividends and other income available to the Trustee for that purpose.

14.6
Excess Match. After the application of and notwithstanding paragraphs 5.2 and 14.2, in the event that the market value of Financed Shares released from the Loan Suspense Account would result in an allocation in excess of the match contemplated in the applicable Schedules, the Committee shall increase the matching percentage of Participants who are not subject to the terms of collective bargaining agreements in the manner determined in the sole discretion of the Committee in order to allocate in full the shares released.

14.7
Nonterminable Rights. Except as otherwise permitted by applicable law, Financed Shares may not be subject to a put, call, or other option or buy-sell or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an employee stock ownership plan.

Schedule A
Interstate Power and Light Company:
(Local 1439) - hired prior to 5/16/2006
(Local 1455) - hired prior to 6/21/2006

(all dates based on most recent date of hire or rehire)

3.1(a)
Participation. An employee of the Company in this Participating Group who is a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee shall become eligible to participate in the Plan immediately following the later of:

(i)	attainment of age eighteen (18); and

(ii)	completion of thirty (30) consecutive days of service.
Any other employee in this Participating Group shall become eligible to participate in the Plan as of the January 1 or July 1 following the later of:

(iii)	attainment of age eighteen (18); and

(iv)	completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

5.2	Company Contributions. The Company Contributions are the following:

(a)
Company Matching Contributions. The amount of the Company Matching Contributions each pay period shall equal fifty percent (50%) of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable pay period, provided, however, that in no event shall Company Matching Contributions be made for any pay period in excess of fifty percent (50%) of six percent (6%) of the Participant’s Compensation for such pay period. Notwithstanding the preceding sentence, no later than the end of the tax filing period, with extensions, for the Company’s corporate tax return for the fiscal year ending in the Plan Year, an additional “true-up” Company Matching Contribution shall be allocated to each Participant who is an active Participant as of the last day of the Plan Year. The amount of the additional “true-up” Company Matching Contribution that shall be allocated to each such Participant shall equal the excess, if any, of (a) the amount of Company Matching Contributions that would have been allocated to the Participant had the Participant made his or her Deferred Cash Contributions for the Plan Year on a level basis throughout the Plan Year, over (b) the actual amount of the Company Matching Contribution that previously was allocated to the Participant for the Plan Year. Company Matching Contributions made on behalf of a Participant shall be allocated to the Company Match 6% Account.

Schedule B

Wisconsin Power and Light Company:
(Local 965) - hired prior to 6/1/2007 and did not opt out of Retirement Plan B
(Local 204 (large group)) - hired prior to 1/5/2006 and did not opt out of Retirement Plan

(all dates based on most recent date of hire or rehire)

3.1(a)
Participation. An employee of the Company in this Participating Group who is a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee shall become eligible to participate in the Plan immediately following the later of:

(i)	attainment of age eighteen (18); and

(ii)	completion of thirty (30) consecutive days of service.
Any other employee in this Participating Group shall become eligible to participate in the Plan as of the January 1 or July 1 following the later of:

(iii)	attainment of age eighteen (18); and

(iv)	completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.
For purposes of the WPL bargaining group, “regular” employee includes a “special temporary” employee.

5.2	Company Contributions. The Company Contributions are the following:

(a)
Company Matching Contributions. The amount of the Company Matching Contributions each pay period shall equal fifty percent (50%) of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable pay period, provided, however, that in no event shall Company Matching Contributions be made for any pay period in excess of fifty percent (50%) of six percent (6%) of the Participant’s Compensation for such pay period. Notwithstanding the preceding sentence, no later than the end of the tax filing period, with extensions, for the Company’s corporate tax return for the fiscal year ending in the Plan Year, an additional “true-up” Company Matching Contribution shall be allocated to each Participant who is an active Participant as of the last day of the Plan Year. The amount of the additional “true-up” Company Matching Contribution that shall be allocated to each such Participant shall equal the excess, if any, of (a) the amount of Company Matching Contributions that would have been allocated to the Participant had the Participant made his or her Deferred Cash Contributions for the Plan Year on a level basis throughout the Plan Year, over (b) the actual amount of the Company Matching Contribution that previously was allocated to the Participant for the Plan Year. Company Matching Contributions made on behalf of a Participant shall be allocated to the Company Match 6% Account.

(b)
Company Employer Contributions - 1%. For purposes of the WPL bargaining group, the amount of the Company Employer Contributions each pay period shall equal 1% of Compensation paid in such pay period. Company Employer Contributions made on behalf of a Participant shall be allocated to the Employer Contribution 1% Account. Company Employer Contributions shall end on May 31, 2011. Prior to February 14, 2010, the contribution was made on a quarterly basis.

For purposes of the Local 204 (large group) bargaining group, the amount of the Company Employer Contributions each pay period shall equal 1% of Compensation paid in such pay period. Company Employer Contributions made on behalf of a Participant shall be allocated to the 1% Cash Employer Contribution Account. Company Employer Contributions shall end on September 8, 2013. Notwithstanding the reference to pay period contributions, initial contributions shall be delayed pending completion of applicable computer software programming at which time the accumulated amount of such contributions shall be made in a lump sum.

(c)
Company Employer Contributions - $1,000. In addition, for the WPL (Local 965) bargaining group, a Company Employer Contribution in the amount of $1,000 shall be allocated to the Employer Contribution Account of each applicable Participant who is a regular active employee on the Company’s payroll as of May 28, 2014. However, such Company Employer Contribution shall not be made for any Participant who is on long-term disability leave as of such date.

Schedule C

Alliant Energy Resources, Inc. - hired prior to 1/1/2011
Industrial Energy Applications, Inc. - hired prior to 1/1/2011
Alliant Energy International, Inc. - hired prior to 1/1/2011
Alliant Energy Investments, Inc. - hired prior to 1/1/2011
Alliant Energy Transportation, Inc. - hired prior to 1/1/2011
Transfer Services, Inc. - hired prior to 1/1/2011
IEI Barge Services, Inc. - hired prior to 1/1/2011
Cedar Rapids and Iowa City Railway Co. - hired prior to 1/1/2011

Alliant Energy Corporate Services, Inc. - hired prior to 1/1/2011
Williams Bulk Transfer Inc. (all nonbargaining employees) - hired prior to 1/1/2011
Local 204 Williams Bulk Transfer Inc.
Local 204 DDC West
Wisconsin Power and Light Company (all nonbargaining employees) - hired prior to 1/1/2011
Wisconsin Power and Light Company (Local 965) - hired on or after 6/l/2007
Interstate Power and Light Company (all nonbargaining employees) - hired prior to 1/1/2011
Interstate Power and Light Company:
(Local 1439) - hired after 5/16/2006
(Local 1455) - hired after 6/21/2006
(Local 204/949) - hired after 11/13/2008
(Local 204 Emery)
(Local 204 (large group)) - hired after 9/13/2010

(all dates based on most recent date of hire or rehire)

2.10
Compensation means the following for purposes of the WPL (Local 965) bargaining group hired on or after 6/1/2007 and the Interstate Power and Light Company (Local 1439 IES) bargaining group hired after 5/16/2006:

“Compensation” means, for a Participant for the Plan Year with respect to Deferred Cash Contributions and Company Matching Contributions, the aggregate employee payments by the Company of:

(a)	base pay and overtime pay, plus

(b)	such incentive pay, if any, as is identified by the Committee, prior to the payment of any such amount, as includible as “Compensation” hereunder, plus

(c)	supplemental workers’ compensation payments for bargaining employees, plus

(d)	military supplemental pay, plus

(e)	the amount of any salary reduction contributions pursuant to Code Sections 125, 132(f), and 401(k) from the amounts in clauses (a)through (d) above.

“Compensation” means for a Participant for the Plan Year with respect to Company Basic Contributions, the aggregate employee payments by the Company of:

(f)	base pay and overtime pay, plus

(g)
supplemental workers’ compensation payments for bargaining employees (provided, however, that such amounts shall be included in “Compensation” only with respect to Company Basic Contributions that are allocated to the ER Tier Contributions Account or the Employer Contribution 1% Account), plus

(h)	military supplemental pay, plus

(i)	the amount of any salary reduction contributions pursuant to Code Sections 125, 132(f) and 401(k) from the amount in clauses (f) through (h) above.
The maximum annual compensation taken into account hereunder for purposes of calculating any Participant’s accrued benefit (including the right to any optional benefit) and for all other purposes under the Plan shall be two hundred sixty-five thousand dollars ($265,000) for 2016 or such higher amount permitted pursuant to Code Section 401(a)(17). In no event shall Compensation include any deferrals to, other accruals under or distributions from any nonqualified deferred compensation plan.

3.1(a)
Participation. An employee of the Company in this Participating Group who is a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee, shall become eligible to participate in the Plan with respect to Deferred Cash Contributions and Company Matching Contributions immediately following the later of:

(i)	attainment of age eighteen (18); and

(ii)	completion of thirty (30) consecutive days of service.
Any other employee in this Participating Group shall become eligible to participate in the Plan with respect to Deferred Cash Contributions and Company Matching Contributions as of the January 1 or July 1 following the later of:

(iii)	attainment of age eighteen (18); and

(iv)	completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.
An employee of the Company shall be eligible to participate in the Plan with respect to Company Basic Contributions as follows:

(v)	a regular full-time or regular part-time employee, as of the date of employment with the Company; or

(vi)
for any other employee of the Participating Group, as of the January 1 or July 1 following completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

5.2	Company Contributions. The Company Contributions are the following:

(a)
Company Matching Contributions. The amount of the Company Matching Contributions each pay period shall equal fifty percent (50%) of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable pay period, provided, however, that in no event shall Company Matching Contributions be made for any pay period in excess of fifty percent (50%) of eight percent (8%) of the Participant’s Compensation for such pay period. Notwithstanding the preceding sentence, no later than the end of the tax filing period, with extensions, for the Company’s corporate tax return for the fiscal year ending in the Plan Year, an additional “true-up” Company Matching Contribution shall be allocated to each Participant who is an active Participant as of the last day of the Plan Year. The amount of the additional “true-up” Company Matching Contribution that shall be allocated to each such Participant shall equal the excess, if any, of (a) the amount of Company Matching Contributions that would have been allocated to the Participant had the Participant made his or her Deferred Cash Contributions for the Plan Year on a level basis throughout the Plan Year, over (b) the actual amount of the Company Matching Contribution that previously was allocated to the Participant for the Plan Year. Company Matching Contributions made on behalf of a Participant shall be allocated to the Company Match 8% Account.

(b)
Company Basic Contributions. The amount of the Company Basic Contributions each pay period shall equal the applicable percentage of Compensation paid in such pay period. The applicable percentage shall be determined by the sum of the Participant’s whole years of age and whole years of service as of the end of the applicable payroll period, as follows:

Age Plus Service	Applicable Percentage

Less than or equal to 49	4%

50 through 69	5%
70 or greater	6%

Any fractional year of age and any fractional year of service shall be ignored. Years of service for this purpose are based on the most recent date of hire.
Company Basic Contributions made on behalf of a Participant shall be allocated to the ER Tier Contributions Account.

(c)
Company Employer Contributions - $1,000. For the WPL (Local 965) bargaining group, a Company Employer Contribution in the amount of $1,000 shall be allocated to the Employer Contribution Account of each applicable Participant who is a regular active employee on the Company’s payroll as of May 28, 2014. However, such Company Employer Contribution shall not be made for any Participant who is on long-term disability leave as of such date.

(d)
Company IPL Contributions. For the Interstate Power and Light Company (Local 204/949) bargaining group, a Company IPL Contribution shall be allocated to the ER Contributions Account of each applicable Participant who, as of the day immediately prior to the closing of the SMEC Transaction, is accruing benefits as an active employee under the IPL Retirement Plan for Bargaining Unit Employees and has been identified as having a shortfall greater than $1,000 as listed in the relevant document provided to Interstate Power and Light Company on December 4, 2013 by Local 204/949. Such Company IPL Contribution shall be in the amount of such shortfall but in no event will it exceed $25,000 and it shall be forwarded to the Trustee as of the closing of the SMEC Transaction or as soon as administratively practicable thereafter.

(e)
Company Employer Contributions - VESP. A Company Employer Contribution equal to 15% of Annual Base Salary (as defined in this paragraph below), subject to applicable legal limits, shall be allocated to the Employer Contribution Account of each Participant who enters into a Voluntary Enhanced Separation Program Agreement and General Release (the “VESP Agreement”) with the Company and severs employment with the Company on or before December 31, 2015 (or such later date as determined by Alliant Energy Corporation). Such Company Employer Contribution shall be allocated according to the VESP Agreement subject to the timing described in paragraph 5.2 of the Plan. For purposes of this paragraph, “Annual Base Salary” means for such Participant, 52 weeks of the employee’s base salary determined as of his severance from employment and including amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). (Annual Base Salary does not include any other remuneration paid to the employee by the Company, such as overtime, bonuses, distributions of deferred compensation, expense allowances, or fringe benefits.) For regular part-time employees, Annual Base Salary will be determined by multiplying the employee’s annual base rate of pay by his full-time equivalency.

Schedule D

Interstate Power and Light Company:
(Local 204 (large group)) - hired on or after 1/5/2006 but on or before 9/13/2010 and did not opt out of Retirement Plan

(all dates based on most recent date of hire or rehire)

3.1(a)
Participation. An employee of the Company in this Participating Group who is a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee shall become eligible to participate in the Plan immediately following the later of:

(i)	attainment of age eighteen (18); and

(ii)	completion of thirty (30) consecutive days of service.
Any other employee in this Participating Group shall become eligible to participate in the Plan as of the January 1 or July 1 following the later of:

(iii)	attainment of age eighteen (18); and

(iv)	completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

5.2	Company Contributions. The Company Contributions are the following:

(a)
Company Matching Contributions. The amount of the Company Matching Contributions each pay period shall equal fifty percent (50%) of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable pay period, provided, however, that in no event shall Company Matching Contributions be made for any pay period in excess of fifty percent (50%) of eight percent (8%) of the Participant’s Compensation for such pay period. Notwithstanding the preceding sentence, no later than the end of the tax filing period, with extensions, for the Company’s corporate tax return for the fiscal year ending in the Plan Year, an additional “true-up” Company Matching Contribution shall be allocated to each Participant who is an active Participant as of the last day of the Plan Year. The amount of the additional “true-up” Company Matching Contribution that shall be allocated to each such Participant shall equal the excess, if any, of (a) the amount of Company Matching Contributions that would have been allocated to the Participant had the Participant made his or her Deferred Cash Contributions for the Plan Year on a level basis throughout the Plan Year, over (b) the actual amount of the Company Matching Contribution that previously was allocated to the Participant for the Plan Year. Company Matching Contributions made on behalf of a Participant shall be allocated to the Company Match 8% Account.

(b)
Company Employer Contributions - 1%. For purposes of the Local 204 (large group) bargaining group, the amount of the Company Employer Contributions each pay period shall equal 1% of Compensation paid in such pay period. Company Employer Contributions made on behalf of a Participant shall be allocated to the 1% Cash Employer Contribution Account. Company Employer Contributions shall end on September 8, 2013. Notwithstanding the reference to pay period contributions, initial contributions shall be delayed pending completion of applicable computer software programming at which time the accumulated amount of such contributions shall be made in a lump sum.

Schedule E

Interstate Power and Light Company:
(Local 204/949) - hired prior to 11/14/2008 and did not opt out of Retirement Plan

(all dates based on most recent date of hire or rehire)

3.1(a)
Participation. An employee of the Company in this Participating Group who is a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee shall become eligible to participate in the Plan immediately following the later of:

(i)	attainment of age eighteen (18); and

(ii)	completion of thirty (30) consecutive days of service.
Any other employee in this Participating Group shall become eligible to participate in the Plan as of the January 1 or July 1 following the later of:

(iii)	attainment of age eighteen (18); and

(iv)	completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

5.2	Company Contributions. The Company Contributions are the following:

(a)
Company Matching Contributions. The amount of the Company Matching Contributions each pay roll period shall equal fifty percent (50%) of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable pay period, provided, however, that in no event shall Company Matching Contributions be made for any pay period in excess of fifty percent (50%) of six percent (6%) of the Participant’s Compensation for such pay period. Notwithstanding the preceding sentence, no later than the end of the tax filing period, with extensions, for the Company’s corporate tax return for the fiscal year ending in the Plan Year, an additional “true-up” Company Matching Contribution shall be allocated to each Participant who is an active Participant as of the last day of the Plan Year. The amount of the additional “true-up” Company Matching Contribution that shall be allocated to each such Participant shall equal the excess, if any, of (a) the amount of Company Matching Contributions that would have been allocated to the Participant had the Participant made his or her Deferred Cash Contributions for the Plan Year on a level basis throughout the Plan Year, over (b) the actual amount of the Company Matching Contribution that previously was allocated to the Participant for the Plan Year. Company Matching Contributions made on behalf of a Participant shall be allocated to the Company Match 6% Account.

(b)
Company Employer Contributions - 1%. The amount of the Company Employer Contributions each pay period shall equal 1% of Compensation paid in such pay period. Company Employer Contributions made on behalf of a Participant shall be allocated to the Employer Contribution 1% Account. Company Employer Contributions shall end with the pay period ending on November 3, 2012.

(c)
Company IPL Contributions. For the Interstate Power and Light Company (Local 204/949) bargaining group, a Company IPL Contribution shall be allocated to the ER Contributions Account of each applicable Participant who, as of the day immediately prior to the closing of the SMEC Transaction, is accruing benefits as an active employee under the IPL Retirement Plan for Bargaining Unit Employees and has been identified as having a shortfall greater than $1,000 as listed in the relevant document provided to Interstate Power and Light Company on December 4, 2013 by Local 204/949. Such Company IPL Contribution shall be in the amount of such shortfall but in no event will it exceed $25,000 and it shall be forwarded to the Trustee as of the closing of the SMEC Transaction or as soon as administratively practicable thereafter.

Schedule F

Wisconsin Power and Light Company (Local 965) - hired prior to 6/1/2007 and opted out of Retirement Plan B
Interstate Power and Light Company:
(Local 204/949) - hired prior to 11/14/2008 and opted out of Retirement Plan
(Local 204 (large group)) - hired on or before 9/13/2010 and opted out of Retirement Plan

(all dates based on most recent date of hire or rehire)

2.10	Compensation means the following for purposes of the WPL (Local 965) bargaining group hired prior to 6/1/2007 that opted out of Retirement Plan B:
“Compensation” means, for a Participant for the Plan Year with respect to Deferred Cash Contributions and Company Matching Contributions, the aggregate employee payments by the Company of:

(a)	base pay and overtime pay, plus

(b)	such incentive pay, if any, as is identified by the Committee, prior to the payment of any such amount, as includible as “Compensation” hereunder, plus

(c)	supplemental workers’ compensation payments for bargaining employees, plus

(d)	military supplemental pay, plus

(e)	the amount of any salary reduction contributions pursuant to Code Sections 125, 132(f), and 401(k) from the amounts in clauses (a) through (d) above.
“Compensation” means, for a Participant for the Plan Year with respect to Company Basic Contributions, the aggregate employee payments by the Company of:

(f)	base pay and overtime pay, plus

(g)
supplemental workers’ compensation payments for bargaining employees (provided, however, that such amounts shall be included in “Compensation” only with respect to Company Basic Contributions that are allocated to the ER Tier Contributions Account or the Employer Contribution 1% Account), plus

(h)	military supplemental pay, plus

(i)	the amount of any salary reduction contributions pursuant to Code Sections 125, 132(f) and 401(k) from the amount in clauses (f) through (h) above.

The maximum annual compensation taken into account hereunder for purposes of calculating any Participant’s accrued benefit (including the right to any optional benefit) and for all other purposes under the Plan shall be two hundred sixty-five thousand dollars ($265,000) for 2016 or such higher amount permitted pursuant to Code Section 401(a)(17). In no event shall Compensation include any deferrals to, other accruals under or distributions from any nonqualified deferred compensation plan.

3.1(a)
Participation. An employee of the Company in this Participating Group who is a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee, shall become eligible to participate in the Plan with respect to Deferred Cash Contributions and Company Matching Contributions immediately following the later of:

(i)	attainment of age eighteen (18); and

(ii)	completion of thirty (30) consecutive days of service.
Any other employee in this Participating Group shall become eligible to participate in the Plan with respect to Deferred Cash Contributions and Company Matching Contributions as of the January 1 or July 1 following the later of:

(iii)	attainment of age eighteen (18); and

(iv)	completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.
An employee of the Company shall be eligible to participate in the Plan with respect to Company Basic Contributions:

(v)	a regular full-time or regular part-time employee, as of the date of employment with the Company; or

(vi)
for any other employee of the Participating Group, as of the January 1 or July 1 following completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

5.2	Company Contributions. The Company Contributions are the following:

(a)
Company Matching Contributions. The amount of the Company Matching Contributions each pay period shall equal fifty percent (50%) of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable pay period, provided, however, that in no event shall Company Matching Contributions be made for any pay period in excess of fifty percent (50%) of eight percent (8%) of the Participant’s Compensation for such pay period. Notwithstanding the preceding sentence, no later than the end of the tax filing period, with extensions, for the Company’s corporate tax return for the fiscal year ending in the Plan Year, an additional “true-up” Company Matching Contribution shall be allocated to each Participant who is an active Participant as of the last day of the Plan Year. The amount of the additional “true-up” Company Matching Contribution that shall be allocated to each such Participant shall equal the excess, if any, of (a) the amount of Company Matching Contributions that would have been allocated to the Participant had the Participant made his or her Deferred Cash Contributions for the Plan Year on a level basis throughout the Plan Year, over (b) the actual amount of the Company Matching Contribution that previously was allocated to the Participant for the Plan Year. Company Matching Contributions made on behalf of a Participant shall be allocated to the Company Match 8% Account.

(b)
Company Basic Contributions. The amount of the Company Basic Contributions each pay period shall equal the applicable percentage of Compensation paid in such pay period. The applicable percentage shall be determined by the sum of the Participant’s whole years of age and whole years of service as of the end of the applicable payroll period, as follows:

Age Plus Service	Applicable Percentage

Less than or equal to 49	4%

50 through 69	5%
70 or greater	6%

Any fractional year of age and any fractional year of service shall be ignored. Years of service for this purpose are based on the most recent date of hire.
Company Basic Contributions made on behalf of a Participant shall be allocated to the ER Tier Contributions Account.
In addition, for purposes of the WPL bargaining group participating in the Plan on June 1, 2007 but not those becoming Participants thereafter, additional Company Basic Contributions each Plan Year quarter shall equal 1% of Compensation paid in such quarter. These additional Company Basic Contributions made on behalf of a Participant shall be allocated to the Employer Contribution 1% Account on a pay period basis. The additional Company Basic Contributions shall end on May 31, 2011.

In addition, for purposes of the WPL bargaining group, additional Company Basic Contributions each pay period shall equal 1% of Compensation paid in pay period. These additional Company Basic Contributions made on behalf of a Participant shall be allocated to the Employer Contribution 1% Account. The additional Company Basic Contributions shall end on May 31, 2011.
In addition, for purposes of IPC bargaining groups, additional Company Basic Contributions each pay period shall equal 1% of Compensation paid in pay period. These additional Company Basic Contributions made on behalf of a Participant shall be allocated to the Employer Contribution 1% Account. The additional Company Basic Contributions shall end with the pay period ending on November 3, 2012.
In addition, effective the second half of 2011, for purposes of the Local 204 (large group) bargaining group, additional Company Basic Contributions each pay period shall equal 1% of Compensation paid in such pay period. These additional Company Basic Contributions made on behalf of a Participant shall be allocated to the 1% Cash Employer Contribution Account. These additional Company Basic Contributions shall end on September 8, 2013.

(c)
Company Employer Contributions - $1,000. For the WPL (Local 965) bargaining group, a Company Employer Contribution in the amount of $1,000 shall be allocated to the Employer Contribution Account of each applicable Participant who is a regular active employee on the Company’s payroll as of May 28, 2014. However, such Company Employer Contribution shall not be made for any Participant who is on long-term disability leave as of such date.

(d)
Company IPL Contributions. For the Interstate Power and Light Company (Local 204/949) bargaining group, a Company IPL Contribution shall be allocated to the ER Contributions Account of each applicable Participant who, as of the day immediately prior to the closing of the SMEC Transaction, is accruing benefits as an active employee under the IPL Retirement Plan for Bargaining Unit Employees and has been identified as having a shortfall greater than $1,000 as listed in the relevant document provided to Interstate Power and Light Company on December 4, 2013 by Local 204/949. Such Company IPL Contribution shall be in the amount of such shortfall but in no event will it exceed $25,000 and it shall be forwarded to the Trustee as of the closing of the SMEC Transaction or as soon as administratively practicable thereafter.

Schedule G

Alliant Energy Resources, Inc. - hired after 12/31/2010
Industrial Energy Applications, Inc. - hired after 12/31/2010
Alliant Energy International, Inc. - hired after 12/31/2010
Alliant Energy Investments, Inc. - hired after 12/31/2010
Alliant Energy Transportation, Inc. - hired after 12/31/2010
Transfer Services, Inc. - hired after 12/31/2010
IEI Barge Services, Inc. - hired after 12/31/2010
Cedar Rapids and Iowa City Railway Co. (nonbargaining) - hired after 12/31/2010

Alliant Energy Corporate Services, Inc. - hired after 12/31/2010
Williams Bulk Transfer Inc. (all nonbargaining employees) - hired after 12/31/2010
Wisconsin Power and Light Company (all nonbargaining employees) - hired after 12/31/2010
Interstate Power and Light Company (all nonbargaining employees) - hired after 12/31/2010

Wisconsin Power and Light Company (Local 965) - hired after 12/31/2011
Interstate Power and Light Company:
(Local 204 (large group)) - hired after 12/31/2011
(Local 1439) - hired after 12/31/2011
(Local 1455) - hired after 12/31/2011
(Local 204/949) - hired after 12/31/2011
(Local 204 Emery) - hired after 12/31/2011
Cedar Rapids and Iowa City Railway Co. (bargaining) - hired after 12/31/2011
(Local 204 Williams Bulk Transfer Inc.) - hired after 12/31/2011
(Local 204 DDC West) - hired after 11/1/2011

(All dates based on most recent date of hire or rehire)

2.10
Compensation means the following for purposes of the WPL (Local 965) bargaining group hired after 12/31/2011 and the Interstate Power and Light Company (Local 1439 IES) bargaining group hired after 12/31/2011:

“Compensation” means, for a Participant for the Plan Year with respect to Deferred Cash Contributions and Company Matching Contributions, the aggregate employee payments by the Company of:

(a)	base pay and overtime pay, plus

(b)	such incentive pay, if any, as is identified by the Committee, prior to the payment of any such amount, as includible as “Compensation” hereunder, plus

(c)	supplemental workers’ compensation payments for bargaining employees, plus

(d)	military supplemental pay, plus

(e)	the amount of any salary reduction contributions pursuant to Code Sections 125, 132(f), and 401(k) from the amounts in clauses (a) through (d) above.
“Compensation” means, for a Participant for the Plan Year with respect to Company Basic Contributions, the aggregate employee payments by the Company of:

(f)	base pay and overtime pay, plus

(g)
supplemental workers’ compensation payments for bargaining employees (provided, however, that such amounts shall be included in “Compensation” only with respect to Company Basic Contributions that are allocated to the ER Tier Contributions Account or the Employer Contribution 1% Account), plus

(h)	military supplemental pay, plus

(i)	the amount of any salary reduction contributions pursuant to Code Sections 125, 132(f) and 401(k) from the amount in clauses (f) through (h) above.
The maximum annual compensation taken into account hereunder for purposes of calculating any Participant’s accrued benefit (including the right to any optional benefit) and for all other purposes under the Plan shall be two hundred sixty-five thousand dollars ($265,000) for 2016 or such higher amount permitted pursuant to Code Section 401(a)(17). In no event shall Compensation include any deferrals to, other accruals under or distributions from any nonqualified deferred compensation plan.

3.1(a)
Participation. An employee of the Company in this Participating Group who is a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee, shall become eligible to participate in the Plan with respect to Deferred Cash Contributions and Company Matching Contributions immediately following the later of:

(i)	attainment of age eighteen (18); and

(ii)	completion of thirty (30) consecutive days of service.
An employee who was employed by Riverside Energy Center immediately prior to January 1, 2013 and who is hired by the Company on January 1, 2013 as a regular full-time or regular part-time employee customarily scheduled to work at least fifty percent (50%) of the time of a regular full-time employee shall become eligible to participate in the Plan with respect to Deferred Cash Contributions and Company Matching Contributions immediately following the later of:
(iii)    January 1, 2013; and
(iv)    attainment of age eighteen (18).

Any other employee in this Participating Group shall become eligible to participate in the Plan with respect to Deferred Cash Contributions and Company Matching Contributions as of the January 1 or July 1 following the later of:

(v)	attainment of age eighteen (18); and

(vi)	completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.
An employee of the Company shall be eligible to participate in the Plan with respect to Company Basic Contributions as follows:

(vii)	a regular full-time or regular part-time employee, as of the date of employment with the Company; or

(viii)
for any other employee of the Participating Group, as of the January 1 or July 1 following completion of the first twelve (12) months of employment or any subsequent calendar year during which at least one thousand (1,000) hours of service are earned.

4.1
Contribution (Payroll) Deduction. If an eligible employee fails to make an election whether or not to make Deferred Cash Contributions within thirty (30) days of the date of the auto enrollment notice, a rate of six percent (6%) of Employee Pretax Contributions shall be automatically assumed for such employee unless and until the employee makes an affirmative election.

5.2	Company Contributions. The Company Contributions are the following:

(a)
Company Matching Contributions. The amount of the Company Matching Contributions each pay period shall equal fifty percent (50%) of the Deferred Cash Contributions made on behalf of such Participant under paragraph 5.1 for the applicable pay period, provided, however, that in no event shall Company Matching Contributions be made for any pay period in excess of fifty percent (50%) of eight percent (8%) of the Participant’s Compensation for such pay period. Notwithstanding the preceding sentence, no later than the end of the tax filing period, with extensions, for the Company’s corporate tax return for the fiscal year ending in the Plan Year, an additional “true-up” Company Matching Contribution shall be allocated to each Participant who is an active Participant as of the last day of the Plan Year. The amount of the additional “true-up” Company Matching Contribution that shall be allocated to each such Participant shall equal the excess, if any, of (a) the amount of Company Matching Contributions that would have been allocated to the Participant had the Participant made his or her Deferred Cash Contributions for the Plan Year on a level basis throughout the Plan Year, over (b) the actual amount of the Company Matching Contribution that previously was allocated to the Participant for the Plan Year. Company Matching Contributions made on behalf of a Participant shall be allocated to the Company Match 8% Account.

(b)
Company Basic Contributions. The amount of the Company Basic Contributions each pay period shall equal the applicable percentage of Compensation paid in such pay period. The applicable percentage shall be determined by the sum of the Participant’s whole years of age and whole years of service as of the end of the applicable payroll period, as follows:

Age Plus Service	Applicable Percentage
Less than or equal to 49	4%

50 through 69	5%
70 or greater	6%

Any fractional year of age and any fractional year of service shall be ignored. Years of service for this purpose are based on the most recent date of hire.
Company Basic Contributions made on behalf of a Participant shall be allocated to the ER Tier Contributions Account.

(c)
Company Employer Contributions - $1,000. For the WPL (Local 965) bargaining group, a Company Employer Contribution in the amount of $1,000 shall be allocated to the Company Employer Contribution Account of each applicable Participant who is a regular active employee on the Company’s payroll as of May 28, 2014. However, such Employer Contribution shall not be made for any Participant who is on long-term disability leave as of such date.

(d)
Company IPL Contributions. For the Interstate Power and Light Company (Local 204/949) bargaining group, a Company IPL Contribution shall be allocated to the ER Contributions Account of each applicable Participant who, as of the day immediately prior to the closing of the SMEC Transaction, is accruing benefits as an active employee under the IPL Retirement Plan for Bargaining Unit Employees and has been identified as having a shortfall greater than $1,000 as listed in the relevant document provided to Interstate Power and Light Company on December 4, 2013 by Local 204/949. Such Company IPL Contribution shall be in the amount of such shortfall but in no event will it exceed $25,000 and it shall be forwarded to the Trustee as of the closing of the SMEC Transaction or as soon as administratively practicable thereafter.

(e)
Company Employer Contributions - VESP. A Company Employer Contribution equal to 15% of Annual Base Salary (as defined in this paragraph below), subject to applicable legal limits, shall be allocated to the Employer Contribution Account of each Participant who enters into a Voluntary Enhanced Separation Program Agreement and General Release (the “VESP Agreement”) with the Company and severs employment with the Company on or before December 31, 2015 (or such later date as determined by Alliant Energy Corporation). Such Company Employer Contribution shall be allocated according to the VESP Agreement subject to the timing described in paragraph 5.2. For purposes of this paragraph, “Annual Base Salary” means for such Participant, 52 weeks of the employee’s base salary determined as of his severance from employment and including amounts that would be included in wages but for an election under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b). (Annual Base Salary does not include any other remuneration paid to the employee by the Company, such as overtime, bonuses, distributions of deferred compensation, expense allowances, or fringe benefits.) For regular part-time employees, Annual Base Salary will be determined by multiplying the employee’s annual base rate of pay by his full-time equivalency.

Schedule H

Interstate Power and Light Company
(IES Employee Stock Ownership Plan) - hired prior to 1/1/1987

3.1(a)
Participation. An individual who was a participant in the IES Employee Stock Ownership Plan on December 31, 1986, and whose IES Company Stock Account was transferred to the Alliant Energy Corporation 401(k) Savings Plan shall become a Participant in the Plan as of July 1, 2011, if such individual is not so otherwise.

7.3	Special Provisions Re: Common Stock of Alliant Energy Corporation

(a)
All cash dividends paid on shares of Company Stock shall be paid currently to the individuals who were not participants in the Alliant Energy Corporation 401(k) Savings Plan immediately prior to the IES Merger and to whose Pre-87 After Tax Account and Rollover Account such shares have been allocated. Such payments may be made directly by the Company or, at the direction of the Company, by the Trustee on a quarterly, semi-annual or annual basis, or as otherwise determined by the Investment Committee, but in no event less than 90 days after the end of the Plan Year in which such dividends are received by the Trustee or within the minimum time period required by applicable law.

Execution
Alliant Energy Corporate Services, Inc. has caused this amended and restated Plan to be executed on the date set forth below.

ALLIANT ENERGY CORPORATE SERVICES, INC.

Date:	By:
Wayne A. Reschke
Chairperson, Total Compensation Committee

- 65 -